Exhibit T3C.2

Privileged and Confidential

[THIS DRAFT OF THE TAKEBACK NOTES INDENTURE REMAINS SUBJECT TO CONTINUING NEGOTIATIONS WITH ALL PARTIES IN INTEREST AND THE FINAL VERSION MAY CONTAIN MATERIAL DIFFERENCES. FOR THE AVOIDANCE OF DOUBT, NO PARTY HAS CONSENTED TO THIS VERSION AS THE FINAL FORM, AND ALL PARTIES RESERVE THEIR RESPECTIVE RIGHTS WITH RESPECT TO THIS DOCUMENT AND ANY RELATED DOCUMENTS.]

THIS INDENTURE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN, AND ARE OTHERWISE SUBJECT TO THE TERMS AND PROVISIONS OF, THE ABL INTERCREDITOR AGREEMENT, AND THE SECURITIES / ROLLOVER NOTES INTERCREDITOR AGREEMENT (EACH AS DEFINED HEREIN, AND COLLECTIVELY, THE “INTERCREDITOR AGREEMENTS”). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENTS AND THIS INDENTURE, THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENTS SHALL GOVERN AND CONTROL. EACH HOLDER (AS DEFINED HEREIN) (A) CONSENTS TO THE SUBORDINATION OF LIENS (AS DEFINED HEREIN) PROVIDED FOR IN THE INTERCREDITOR AGREEMENTS, (B) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS AND (C) AUTHORIZES AND INSTRUCTS THE SECURITIES COLLATERAL AGENT (AS DEFINED HEREIN) TO ENTER INTO THE INTERCREDITOR AGREEMENTS AS THE APPLICABLE JUNIOR AGENT ON BEHALF OF SUCH HOLDER.

[NEW RITE AID]

15.000% Third-Priority Series A Senior Secured PIK Notes due 2031

15.000% Third-Priority Series B Senior Secured PIK Notes due 2031

INDENTURE

Dated as of [•], 2024

U.S. Bank Trust Company, National Association,

as Trustee and as Securities Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	Section 7.10
(a)(2)	Section 7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	Section 7.10
(b)	Section 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	Section 2.06
(b)	Section 12.01; 11.17
(c)	Section 12.01; 11.17
313(a)	7.06
(b)(1)	Section 7.06
(b)(2)	Section 7.06; Section 7.06
(c)	Section 7.05; Section 7.06; Section 12.01
(d)	7.06
314(a)	Section 4.02; Section 4.25
(b)	Section 13.07
(c)(1)	Section 12.02
(c)(2)	Section 12.02
(c)(3)	N.A.
(d)	Section 13.07
(e)	Section 12.03
(f)	N.A.
315(a)	Section 7.01
(b)	Section 7.05; Section 12.01
(c)	Section 7.01
(d)	Section 7.01
(e)	Section 6.11
316(a)	N.A.
(b)	Section 6.07
(c)	Section 1.05; Section 2.13; Section 9.04
317(a)(1)	Section 6.08
(a)(2)	Section 6.09
(b)	Section 2.05
318(a)	Section 12.16
(b)	N.A.
(c)	Section 12.16

N.A. means not applicable and expressly excluded from this Indenture.

* This Cross-Reference Table is not part of the Indenture.

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Schedule A – Subsidiary Guarantors
Schedule 1.01 – Permitted Holders
Exhibit A-1 – Form of Series A Security
Exhibit A-2 – Form of Series B Security
Exhibit B – Form of Certificate of Transfer
Exhibit B – 1 - Form of Certificate for Acquiring Institutional Accredited Investor
Exhibit C – Form of Certificate of Exchange
Exhibit D – Form of Supplemental Indenture
Annex I – Subordination Terms

INDENTURE dated as of [•], 2024, among [NEW RITE AID], a Delaware limited liability company (the “Company”), each of the SUBSIDIARY GUARANTORS named in Schedule A hereto and U.S. Bank Trust Company, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as Securities Collateral agent (in such capacity, the “Securities Collateral Agent”).

WHEREAS, the Company desires to issue $225,000,000 aggregate principal amount of 15.000% Third-Priority Series A Senior Secured PIK Notes due 2031 and $125,000,000 aggregate principal amount of 15.000% Third-Priority Series B Senior Secured PIK Notes due 2031;

NOW THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 15.000% Third-Priority Series A Senior Secured PIK Notes due 2031 and 15.000% Third-Priority Series B Senior Secured PIK Notes due 2031 to be issued, from time to time, in one or more tranches as provided in this Indenture (the “Securities”):

Article I

Definitions and Incorporation by Reference

Section 1.01         Definitions.

“144A Global Security” means a Global Security substantially in the form of Exhibit A-1 and Exhibit A-2, as applicable, attached hereto, bearing the Global Security Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

“2023 CMS Receivable” means the Medicare Part D final reconciliation payment that is or may become owing to Elixir Insurance Company by CMS, together with any related obligations of CMS owing to Elixir Insurance Company, in each case, for the 2023 plan year.

“ABL / McKesson Intercreditor Agreement” means that certain [Intercreditor Agreement], dated as of the Issue Date, by and between [McKesson],1 the ABL Administrative Agent and the ABL Collateral Agent, and acknowledged by the Loan Parties, as amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance therewith.

“ABL Administrative Agent” means Bank of America, N.A. and any successor thereto named in accordance with the terms of the ABL Credit Agreement.

“ABL Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent under the ABL Collateral Documents, and any successor thereof or replacement collateral agent appointed in accordance with the terms of the ABL Facility Documents.

“ABL Collateral Documents” means the ABL Security Agreement, and each of the security agreements and other instruments and documents executed and delivered by the Company or any Subsidiary Guarantor pursuant to any of the foregoing or pursuant to the ABL Credit Agreement for purposes of providing collateral security or credit support for any ABL Loan Obligations (including, in each case, any schedules, exhibits or annexes thereto), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“ABL Credit Agreement” means the Credit Agreement, dated as of the Issue Date, among the Company, as borrower, the lenders from time to time party thereto, the ABL Administrative Agent, the ABL Collateral Agent, and the other parties thereto as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time.

1 Note to Draft – To be determined whether there will be a collateral agent entity or specific entity formed to hold collateral.

“ABL Facility” means (a) the credit facilities provided under the ABL Loan Documents, including one or more debt facilities or other financing arrangements providing for revolving credit loans, term loans, letters of credit, notes, debt securities or other indebtedness for borrowed money that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility and (b) whether or not the ABL Credit Agreement referred to in clause (a) remains outstanding, if designated by the Company to be included in the definition of “ABL Facility,” one or more (i) debt facilities or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (iii) instruments or agreements evidencing any other Debt, in each case, with the same or different arrangements, agents, lenders, borrowers or issuers, and, in each case, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time. .

“ABL Facility Documents” means the ABL Credit Agreement, the ABL Collateral Documents, the ABL Intercreditor Agreement, and any other agreement now or hereafter executed and delivered in connection with the ABL Credit Agreement in each case, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time.

“ABL Intercreditor Agreement” means that certain [Intercreditor Agreement], dated as of the Issue Date, by and between the Securities Collateral Agent and the ABL Administrative Agent and acknowledged by the Company and the Subsidiary Guarantors, as amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance therewith.

“ABL Loan Documents” has the meaning ascribed to the term “Loan Documents” in the ABL Credit Agreement.

“ABL Loan Obligations” means (a) the principal of each loan made under the ABL Credit Agreement, (b) all reimbursement and cash collateralization obligations in respect of letters of credit issued under the ABL Credit Agreement, (c) all Bank Product Liabilities (as defined in the ABL Credit Agreement), (d) all interest on the loans, letter of credit reimbursement, fees, indemnification and other obligations under the ABL Credit Agreement, or with respect to such Bank Product Liabilities (as defined in the ABL Credit Agreement) (including, without limitation, any interest, fees and other amounts which accrue after the commencement of any case, proceeding or other action relating to a Bankruptcy Proceeding (as defined in the ABL Credit Agreement) of the Company or any Subsidiary Guarantor (as defined in the ABL Credit Agreement), whether or not allowed or allowable, in whole or in part, as a claim in such Bankruptcy Proceeding (as defined in the ABL Credit Agreement)), (e) all other amounts payable by the Company or any Subsidiary under the ABL Loan Documents or in respect of Bank Product Liabilities (as defined in the ABL Credit Agreement) and (f) all increases, renewals, extensions and refinancings of the foregoing.

“ABL Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Subsidiary Guarantors in favor of the ABL Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“ABL / Rollover Notes Intercreditor Agreement” means that certain [Intercreditor Agreement], dated as of the Issue Date, by and between the ABL Administrative Agent and the Rollover Notes Trustee, and acknowledged by the Company and the Subsidiary Guarantors, as amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance therewith.

“Additional Assets” means:

(a) any Property (other than cash, Temporary Cash Investments and securities) to be owned by the Company or any Subsidiary and used in a Related Business; or

(b) Equity Interests of (i) a Subsidiary held by a Person other than the Company or a Subsidiary or (ii) a Person that becomes a Subsidiary as a result of the acquisition of such Equity Interests by the Company or another Subsidiary from any Person other than the Company or an Affiliate of the Company, provided, however, that, in the case of this clause (b), such Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means:

(a)           any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

(b)           any other Person who is a director or executive officer of:

(1)          such specified Person;

(2)          any Subsidiary of such specified Person; or

(3)          any Person described in clause (a) above.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Security on any date on which an Applicable Premium Event occurs, the present value at such date of all required interest payments due on such Security through the then-applicable Maturity Date (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such date plus 50 basis points.

“Applicable Premium Event” means (a) the acceleration of all of the Securities for any reason, including, but not limited to, acceleration following or pursuant to an Event of Default, including as a result of the commencement of a proceeding under any debtor relief law, including the Bankruptcy Code, and (b) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Securities in any proceeding under any debtor relief law, including the Bankruptcy Code, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any proceeding under any debtor relief law, including the Bankruptcy Code, to the holders (whether directly or indirectly, including through the Trustee or any other distribution agent), in full or partial satisfaction of the Securities. If an Applicable Premium Event occurs, the entire amount outstanding shall be deemed to be subject to the Applicable Premium Event on the date on which such Applicable Premium Event occurs.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means any sale, lease, assignment, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset (whether now owned or hereafter acquired, whether in one transaction or a series of related transactions and whether by way of merger or otherwise) of the Company or any Subsidiary (including of any Equity Interest in a Subsidiary).

“Attributable Debt” means, as to any particular Capital Lease or Sale and Leaseback Transaction under which the Company or any Subsidiary is at the time liable, as of any date as of which the amount thereof is to be determined (a) in the case of a transaction involving a Capital Lease, the amount as of such date of Capital Lease Obligations with respect thereto and (b) in the case of a Sale and Leaseback Transaction not involving a Capital Lease, the then present value of the minimum rental obligations under such Sale and Leaseback Transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate per annum that would be applicable to a Capital Lease of the Company having similar payment terms. The amount of any rental payment required to be made under any such Sale and Leaseback Transaction not involving a Capital Lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges, whether or not characterized as rent. Any determination of any rate implicit in the terms of a Capital Lease or a lease in a Sale and Leaseback Transaction not involving a Capital Lease made in accordance with generally accepted financial practices by the Company shall be binding and conclusive absent manifest error.

“Available Amount” means the sum of

(1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter after the Issue Date to the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 4.02(a) or (b) (or, if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

(2) 100% of Equity Interest Sale Proceeds; plus

(3) the sum of (A) the aggregate net cash proceeds received by the Company or any Subsidiary from the issuance or sale after the beginning of the first fiscal quarter after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Equity Interests (other than Disqualified Stock) of the Company; and (B) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Subsidiary is reduced on the Company’s consolidated balance sheet after the beginning of the first fiscal quarter after the Issue Date upon the conversion or exchange of any Debt (other than convertible or exchangeable Debt issued or sold after the beginning of the first fiscal quarter after the Issue Date) for Equity Interests (other than Disqualified Stock) of the Company; provided that the foregoing shall not include (x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees; and (y) the aggregate amount of any cash or other Property distributed by the Company or any Subsidiary upon any such conversion or exchange; plus

(4) the net reduction in Investments in any Person other than the Company or a Subsidiary resulting from dividends, repayments of loans or advances, payments of interest on Debt, distributions, liquidations or other transfers of Property made after the beginning of the first fiscal quarter after the Issue Date, in each case to the Company or any Subsidiary from such Person less the cost of the disposition of such Investments; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Subsidiary in such Person; plus

(5) $[50,000,000].

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as now or hereafter in effect, or any successor thereto.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of New Jersey.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Directors” means the board of directors (or equivalent governing body) of the Company or any duly authorized and constituted committee thereof, or, if the Company does not have such a board of directors (or equivalent governing body) and is owned or managed by another entity or entities, the board of directors (or equivalent governing body) of such entity or entities.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Acquisition” means (a) an Investment by the Company or any of the Subsidiaries in any other Person (including an Investment by way of acquisition of debt or equity securities of any other Person) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Company or any of the Subsidiaries or (b) an acquisition by the Company or any of the Subsidiaries of the property and assets of any Person (other than the Company or any of the Subsidiaries) that constitute substantially all of the assets of such Person or any division or other business unit of such Person; provided that, the acquisition of Prescription Files and Stores and the acquisition of Persons substantially all of whose assets consist of fewer than ten (10) Stores, in each case in the ordinary course of business shall not constitute a Business Acquisition.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to close.

“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, in accordance with GAAP, should be capitalized on the lessee’s balance sheet; provided that, notwithstanding the foregoing, only those leases (assuming for purposes hereof that such leases were in existence prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”) that would have constituted Capital Leases or financing leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”, shall be considered Capital Leases or financing leases hereunder and all calculations and deliverables under this Indenture or any other Securities Document shall be made or delivered, as applicable, in accordance therewith (other than the financial statements pursuant to Section 4.02).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, which obligations should be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest (regardless of such convertible debt security’s treatment under GAAP).

“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

[“Change of Control” means the occurrence of any of the following after the Issue Date:

(a)           at any time prior to the consummation of a Qualifying IPO after the Issue Date, the Company becomes aware of (by way of a report or other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (i) any Person (other than Permitted Holders) or (ii) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of Equity Interests of the Company representing more than fifty percent (50.00%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company, as applicable;

(b)           at any time following the consummation of a Qualifying IPO after the Issue Date,

(i)            (A) any Person (other than a Permitted Holder) or (B) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of Equity Interests of the Company representing more than [thirty-five percent (35.00%)] of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company, as applicable, and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of the Company, as applicable, beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders; or

(ii)           at the end of any period of twelve (12) consecutive calendar months, the occupation of a majority of the seats on the Board of Directors by Persons who were not members of the Board of Directors on the first day of such period (other than any new directors whose election or appointment by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of not less than three-fourths of the members of the Board of Directors then still in office who were either members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved); or

(c)           [the Company ceases to be a direct wholly owned Subsidiary of [Holdings] (or any successor of Holdings that (x) becomes the direct parent of the Company and owns no other direct Subsidiaries and (y) has expressly assumed (and is in compliance with) all the obligations of Holdings under this Indenture and the other loan documents to which [Holdings] is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the [Trustee])]; or

(d)           any “Change of Control” (or any comparable term) in any documentation governing Material Debt occurs.]

“Chapter 11 Case” means the administratively consolidated Chapter 11 Case No. 23-18993 commenced with the United States Bankruptcy Court for the District of New Jersey by Rite Aid Corporation and its debtor affiliates.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the Collateral (as defined in the Security Agreement).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated EBITDA” means, for any period, without duplication,

(a)           Consolidated Net Income for such period; plus

(b)           to the extent deducted (or excluded) in determining Consolidated Net Income for such period, the aggregate amount of the following:

(i)           consolidated interest expenses, whether cash or non-cash;

(ii)          provision for income taxes;

(iii)         depreciation and amortization;

(iv)         LIFO Adjustments which reduced such Consolidated Net Income;

(v)          non-cash store closing and other non-cash impairment charges and expenses;

(vi)         any other non-cash expenses, charges, expenses, losses or items (including any write-offs or write-downs (other than of Inventory)) reducing Consolidated Net Income for such period (provided that, if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Company may determine not to add back such non-cash charge in the current period and (B) to the extent the Company does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent);

(vii)        non-cash compensation expenses related to stock option and restricted stock employee benefit plans;

(viii)       the non-cash interest component, as adjusted from time to time, in respect of reserves;

(ix)         all Transaction Expenses, to the extent paid on the Issue Date or incurred and paid during the six (6) month period after the Issue Date; provided that (A) the aggregate amount added back to Consolidated EBITDA pursuant to clause (ix) shall not exceed [•] percent ([•]%) of Consolidated EBITDA for such period (prior to giving effect to such addback) and (B) the Company has delivered to the Securities Collateral Agent an Officer’s Certificate of the Company certifying, in good faith, as to such Transaction Expenses, in such detail, and together with such supporting documentation therefor, as may be reasonably requested by the Securities Collateral Agent;

(x)          all non-recurring costs, fees, premiums, charges and expenses incurred in connection with any Investment, Business Acquisition, Asset Sale, Restricted Payment, incurrences of Debt or issuances of Equity Interests (A) occurring after the Issue Date (but excluding any Specified Regional Sale Transaction) and (B) permitted by the terms of this Indenture, whether or not consummated;

(xi)         (A) all Expected Cost Savings related to the Transactions and any Specified Regional Sale Transaction that are, in the reasonable, good faith judgment of an Officer of the Company, reasonably identifiable and quantifiable and determined or projected, as the case may be, to result from actions that have either been taken, with respect to which substantial steps have been taken or that are expected to be taken (in the reasonable, good faith determination of an Officer of the Company) within twelve (12) months after the Issue Date, calculated net of actual amounts realized during such period from such actions, (B) all Expected Cost Savings related to acquisitions or Asset Sales occurring after the Issue Date that are, in the reasonable, good faith judgment of an Officer of the Company, reasonably identifiable and quantifiable and determined or projected, as the case may be, to result from actions that have either been taken, with respect to which substantial steps have been taken or that are expected to be taken (in the reasonable, good faith determination of the Company) within twelve (12) months after the consummation of such acquisition or Asset Sale, calculated net of actual amounts realized during such period from such actions, (C) all non-recurring restructuring costs, charges (including in respect of cost-savings initiatives, restructuring costs and charges related to acquisitions or Asset Sales occurring after the Issue Date and including severance, relocation costs, facilities or Store closing costs, surrender expenses, signing costs, retention or completion bonuses, transition costs and curtailments or modifications to pension and post-retirement employee benefits (including settlement of pension liabilities)), (D) all Integration Expenses, and (E) any non-recurring charges related to litigation settlements; provided that the aggregate amount added back to Consolidated EBITDA pursuant to clause (xi) shall not exceed twenty percent (20%) of Consolidated EBITDA for such period (calculated prior to giving effect to such addbacks); and minus

(c)           to the extent not deducted in determining Consolidated Net Income for such period, the aggregate amount of LIFO Adjustments which increased such Consolidated Net Income.

For the avoidance of doubt, Consolidated EBITDA shall be calculated (whether pursuant to the immediately preceding sentence or otherwise) including pro forma adjustments (provided that any such adjustments, when taken together with any such similar adjustments made in accordance with clause (b)(xi) above, shall not exceed twenty percent (20%) of Consolidated EBITDA for such Measurement Period (calculated prior to giving effect to such addbacks).

“Consolidated Fixed Charge Coverage Ratio” has the meaning ascribed to it in the ABL Credit Agreement.

“Consolidated Funded Debt” means, as of any date of determination, for the Company and its Consolidated Subsidiaries on a consolidated basis, the aggregate of (a) all obligations of such Person for borrowed money (including purchase money Debt, the Securities, the ABL Loan Obligations and the Rollover Notes Obligations) and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (b) unreimbursed obligations of such Person with respect to drawn amounts under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments, (c) all Capital Lease Obligations of such Person, (d) Guarantees in respect of the foregoing, and (e) all Plan Payments.

“Consolidated Net Income” means for any period, the net income (or loss) of the Company and its Consolidated Subsidiaries (exclusive of (a) extraordinary items of gain or loss during such period or gains or losses from Debt modifications during such period, (b) any gain or loss in connection with any Asset Sale during such period, other than sales of Inventory in the ordinary course of business, but in the case of any loss only to the extent that such loss does not involve any current or future cash expenditure, (c) the cumulative effect of accounting changes during such period and (d) net income or loss attributable to any Investments in Persons other than Affiliates of the Company), determined on a consolidated basis for such period in accordance with GAAP.

“Consolidated Subsidiary” means, with respect to any Person, at any date, any Subsidiary or other entity the accounts of which would, in accordance with GAAP, be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Consolidated Total Leverage Ratio” means, with respect to any Measurement Period, the ratio of (a) Consolidated Funded Debt as of the last day of such Measurement Period, to (b) Consolidated EBITDA for such Measurement Period.

“corporation” means a corporation, association, company, limited liability company, joint-stock company, partnership or business trust.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a)           the principal of and premium (if any) in respect of:

(1)          debt of such Person for money borrowed; and

(2)          debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b)           all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c)           all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person, all obligations of such Person under any title retention agreement (but excluding trade accounts payable, accrued expenses arising in the ordinary course of business and any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(d)           all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e)           the amount of all obligations of such Person with respect to the repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f)           all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g)           all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

(h)           to the extent not otherwise included in this definition, hedging obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.01, Section 2.07 or Section 2.08, substantially in the form of Exhibit A-1 and Exhibit A-2, as applicable, attached hereto, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means, with respect to any Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Securities (or any successor securities clearing agency so registered).

“DIP Credit Agreement” means that certain Debtor-In-Possession Credit Agreement, dated as of October 18, 2023, among [the Issuer][Rite Aid Corporation], the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent thereunder, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“DIP Term Loan Agreement” means that certain Debtor-In-Possession Term Loan Agreement, dated as of October 18, 2023, among [the Issuer][Rite Aid Corporation], the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent thereunder, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Disqualified Stock” means, with respect to any Person, any Equity Interests that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)           matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)           is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

(c)           is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock;

prior to, in the case of clause (a), (b) or (c), the date that is 91 days after the earlier of the Stated Maturity of the Securities or the date the Securities are no longer outstanding.

Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Stock solely because the holders of the Equity Interests have the right to require the Company to repurchase such Equity Interests upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 4.04.

“DTC” means The Depository Trust Company.

“EIC” means Elixir Insurance Company, Subsidiary of the Company.

“Elixir Escrow Account” means that certain deposit account of [Ex Options, LLC] established and maintained with the Elixir Escrow Account Bank pursuant to the Elixir Escrow Agreement.  As of the Issue Date, the Elixir Escrow Account shall be Account No. -[•] maintained with the Elixir Escrow Account Bank, subject to the Elixir Escrow Agreement.

“Elixir Escrow Account Bank” means a bank or financial institution that is satisfactory to the ABL Administrative Agent and the Trustee (acting at the direction of Holders of a majority in principal amount of the Securities) that maintains Elixir Escrow Account.  As of the Issue Date, the Elixir Escrow Account Bank is [•].

“Elixir Escrow Agreement” means that certain escrow agreement or similar arrangement by and among Ex Options, LLC, a Subsidiary of the Company, the ABL Administrative Agent, and the SCD Trust, which shall be consistent with, and subject to the terms, conditions and consent rights set forth in the Plan of Reorganization.

“Elixir Rx Distributions Schedule” has the meaning set forth in the Plan of Reorganization.

“Elixir Rx Intercompany Claim” means that certain intercompany claim payable by EIC to Ex Options, LLC, a Subsidiary of the Company.

“Equipment Financing Transaction” means any arrangement (together with any Refinancing Indebtedness in respect thereof) with any Person pursuant to which the Company or any Subsidiary Incurs Debt secured by a Lien on equipment or equipment related property of the Company or any Subsidiary.

“Equity Interests” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest (regardless of such convertible debt security’s treatment under GAAP).

“Equity Interest Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Equity Interests (other than Disqualified Stock) after the beginning of the fiscal quarter immediately following the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Equity Offering” means (a) an underwritten offering of common stock of the Company by the Company pursuant to an effective registration statement under the Securities Act or (b) so long as the Company’s common stock is, at the time, listed or quoted on a national securities exchange (as such term is defined in the Exchange Act), an offering of common stock by the Company in a transaction exempt from or not subject to the registration requirements of the Securities Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to its withdrawal or partial withdrawal from any Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability on it or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; or (h) the existence of any event or condition that could reasonably be expected to constitute grounds under ERISA for the termination by the PBGC of, or the appointment of a trustee to administer, any Plan.

“Events of Default” has the meaning set forth under Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

[“Excluded Subsidiary” means Schedule 1.01(b) hereto; (b) any CFC; (c) any FSHCO, (d) any Subsidiary formed or acquired after the Issue Date that is prohibited from providing a Guarantee of the Securities Obligations by any contractual obligation so long as such prohibition was not incurred in contemplation of such Subsidiary being required to provide a Guarantee of the Securities Obligations; and (e) any Subsidiary formed or acquired after the Issue Date, to the extent such Subsidiary (together with its Subsidiaries) has (x) less than $1,000,000 in assets and (y) less than $500,000 in revenue per annum as reflected in the financial statements of the Company delivered hereto for the most recently ended Measurement Period; provided that (i) any Subsidiary of the Company that Guarantees any other Material Debt of the Company shall not be deemed to be an “Excluded Subsidiary” and (ii) any Subsidiary that incurs Material Debt (other than Debt owing to the Company or any of its Subsidiaries) shall not be deemed to be an “Excluded Subsidiary”, to the extent any such Material Debt is guaranteed by the Company or any Securities Party.]

“Expected Cost Savings” means pro forma “run rate” expected cost synergies, cost savings, operating expense reductions and operational improvements.

“Expansion Capital Expenditure” means any capital expenditure incurred by the Company or any Subsidiary (other than ordinary course maintenance) for carrying on the business of the Company and its Subsidiaries that an Officer of the Company determines in good faith will enhance the income generating ability of the warehouse, distribution center, store or other facility.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Pressure or compulsion shall not include sales of Property conducted in compliance with the requirements of a regulatory authority in connection with an acquisition or merger permitted by this Indenture. Fair Market Value shall be determined, by senior management of the Company or by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction.

“Financial Officer” means with respect to any Person, the chief financial officer, principal accounting officer, treasurer, vice president of financial accounting, vice president (or more senior level officer) of finance or accounting, senior director of treasury or controller of such Person. Any document delivered hereunder that is signed by a Financial Officer of a Securities Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Securities Party and such Financial Officer, shall be conclusively presumed to have acted on behalf of such Securities Party.

“FSHCO” means any Subsidiary of the Company that owns no material assets (directly or through one or more entities treated as flow-through entities for U.S. federal income tax purposes) other than Equity Interests (or Equity Interests treated as Debt) of one or more CFCs.

“GAAP” means United States generally accepted accounting principles, including those set forth:

(a)           in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(b)           in the statements and pronouncements of the Financial Accounting Standards Board;

(c)           in such other statements by such other entity as approved by a significant segment of the accounting profession; and

(d)           the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

If there occurs a change in generally accepted accounting principles and such change would cause a change in the method of calculation of any term or measure used in a covenant under Article IV (an “Accounting Change”), then the Company may elect, as evidenced by a written notice of the Company to the Trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, substantially in the form of Exhibit A-1 and Exhibit A-2, as applicable, attached hereto, issued in accordance with Section 2.01, Section 2.07, Section 2.08, or Section 2.11.

“Global Security Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Ground-Leased Real Estate” has the meaning ascribed to it in the ABL Credit Agreement

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b)           entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1)          endorsements for collection or deposit in the ordinary course of business; or

(2)          a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of “Permitted Investment”.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Agreement” means any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“Holder” means a Person in whose name a Security is registered in the Security Register.

[“Holdings” means [•].]

“IAI Global Security” means a Global Security substantially in the form of Exhibit A-1 and Exhibit A-2, as applicable, attached hereto, bearing the Global Security Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that may be issued in a denomination equal to the outstanding principal amount of the Securities sold to Institutional Accredited Investors.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.03, amortization of Debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Financial Advisor” means a third-party accounting, appraisal or investment banking firm or consultant, in each case, of national standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged; provided that such firm or appraiser is not an Affiliate of the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (7), (8), (9), (12) or (13) under the Securities Act, who is not also a QIB.

“Integration Expenses” means, for any period, the amount of expenses (including facilities or Store opening costs) that are directly or indirectly attributable to the integration of any acquisition by the Company or any Consolidated Subsidiary consummated during such period and is not reasonably expected to recur once the integration of such acquisition is complete.

“Intellectual Property” means [•].

“Intercreditor Agreement” means each of (i) the ABL Intercreditor Agreement, (ii) ABL / McKesson Intercreditor Agreement, (iii) the ABL / Rollover Notes Intercreditor Agreement, and (iv) the Securities / Rollover Notes Intercreditor Agreement.

“Interest Payment Date” means the scheduled date that an installment of interest on the Securities is due and payable.

“Inventory” means “Inventory” as defined in Article 8 of the UCC.

“Investment” by any Person in any other Person means (a) any direct or indirect loan, advance or other extension of credit, assumption of debt, or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (b) any direct or indirect purchase or other acquisition of any Equity Interests, bond, note, debenture or other debt or equity security or evidence of Debt, or any other ownership interest (including, any option, warrant or any other right to acquire any of the foregoing), issued by such other Person, whether or not such acquisition is from such or any other Person, (c) any direct or indirect payment by such Person on a Guarantee of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guarantee (provided, however, that, for purposes of Section 4.10, payments under Guarantees not exceeding the amount of the Investment attributable to the issuance of such Guarantee will not be deemed to result in an increase in the amount of such Investment), or (d) any Business Acquisition. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the Fair Market Value of such property at the time of such transfer or exchange.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, without regard to outlook.

“Issue Date” means the date on which the Original Securities are initially issued.

“Joint Venture” means, with respect to any Person, at any date, any other Person in whom such Person directly or indirectly holds an Investment consisting of an Equity Interest, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared in accordance with GAAP as of such date.

“Latest Maturity Date” has the meaning ascribed to it in the ABL Credit Agreement.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“LIFO Adjustments” means, for any period, the net adjustment to costs of goods sold for such period required by the Company’s last in, first out inventory method, determined in accordance with GAAP.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Company (or its Parent Company) on a Business Day no more than five Business Days prior to the date of the declaration or making of a Restricted Payment permitted pursuant to Section 4.04(a)(vii) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment (or, if such common Equity Interests have only been traded on such securities exchange for a period of time that is less than 30 consecutive trading days, such shorter period of time).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (b) the ability of any Securities Party to perform any of its material obligations under any Securities Document to which it is a party or (c) the legality, validity or enforceability of the Securities Documents (including the validity, enforceability or priority of security interests granted thereunder) or the rights of or benefits or remedies available to the Holders under any Securities Document.

“Material Debt” means (a) the McKesson Obligations, (b) the Rollover Notes Obligations, (c) the ABL Loan Obligations, (d) the Securities and (e) Debt, including obligations in respect of one or more Hedging Agreements, of any one or more of the Company or the Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of this definition, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means either the Initial Maturity Date or the Shifting Maturity Date, as applicable.

“McKesson” means McKesson Corporation, a Delaware corporation.

“McKesson Contingent Deferred Cash Obligations” means [•].4

“McKesson Documents” means [•].

“McKesson Guaranteed Cash Obligations” means [•].

4 Note to Draft – McKesson related definitions be confirmed upon final review of McKesson documents.

“McKesson / Rollover Notes Intercreditor Agreement” means that certain [Intercreditor Agreement], dated as of the Issue Date, by and between [McKesson]5 and the Rollover Notes Trustee, and acknowledged by the Loan Parties, as amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance therewith.

“McKesson Obligations” means, collectively, the McKesson Trade Obligations, the McKesson Guaranteed Cash Obligations and the McKesson Contingent Deferred Cash Obligations.

“McKesson Trade Obligations” means [•].

“Measurement Period” means, at any time, the most recent period of twelve (12) consecutive fiscal months ended on or prior to such time (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 4.02(a) or (b).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a)           all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b)           all payments made on (i) any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or Debt which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and (ii) any Debt under a Qualified Receivables Transaction required to be repaid or necessary to obtain a consent needed to consummate such Asset Sale;

(c)           all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

(d)           the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Subsidiary after such Asset Sale; and

(e)           while the ABL Facility remains outstanding, any amounts required to be applied toward the repayment of the ABL Facility.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

5 Note to Draft – To be determined whether there will be a collateral agent entity or specific entity formed to hold collateral.

“Officer” means the Chief Executive Officer, President, Chief Financial Officer, Treasurer or any Executive Vice President, Senior Vice President, Vice President or Secretary of the Company.

“Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company, and delivered to the Trustee.

“OID Legend” means the legend set forth in Section 2.07(g)(iv) to be placed on a Securities under this Indenture that have more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

“Opinion of Counsel” means a written opinion from legal counsel and delivered to the Trustee. The counsel may be an employee of or counsel to the Company.

“Parent Company” means any holding company established by any Permitted Holder for purposes of holding, directly or indirectly, its investment in the Company or any other Parent Company.

“Participant” means a Person who has an account with the Depositary.

“Payment Conditions” has the meaning ascribed to it in the ABL Credit Agreement and the Company shall provide to the Trustee an Officer’s Certificate confirming whether the Payment Conditions are satisfied at any particular time.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of assets used or useful in a Related Business or combination of such assets and cash or Temporary Cash Investments between the Company or any of its Subsidiaries and another Person; provided that any cash or Temporary Cash Investments received must be applied in accordance with Section 4.06.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for taxes that are not yet due or are being contested;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested;

(c)           pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)           deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)            judgment liens in respect of judgments that do not constitute an Event of Default under Section 6.01(i);

(f)            easements, zoning restrictions, rights-of-way, encroachments and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not (i) materially detract from the value of the affected property or (ii) materially interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g)           licenses, sublicenses, leases or subleases granted in the ordinary course of business with respect to Real Estate and, to the extent constituting a Lien, the Real Estate Leases for Ground-Leased Real Estate;

(h)           landlord Liens arising by law securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings;

(i)            Liens arising from precautionary UCC filings regarding operating leases or the consignment of goods to the Company or any Subsidiary;

(j)            Liens arising by virtue of statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of set off or similar rights and remedies with respect to deposit accounts or securities accounts or other funds or assets maintained with depositary institutions and securities intermediaries;

(k)           Liens in favor of a credit card or debit card processor arising in the ordinary course of business under any processor agreement and relating solely to the amounts paid or payable by, or customary deposits or reserves held by, such credit card or debit card processor;

(l)            Liens in favor of customs and revenues authorities imposed by applicable laws arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Securities Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(m)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(n)           any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses (including software and other technology licenses) entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(o)           Liens on cash deposits, securities or other property in deposits or securities accounts in connection with the redemption, defeasance, repurchase or other discharge of any notes issued by the Company or any of its Subsidiaries to the extent payments are made in accordance with Section 4.04(a) and to the extent such Debt is permitted by Section 4.03;

(p)           any encumbrance or restriction (including put and call arrangements) contained in the applicable organizational documents with respect to Equity Interests of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar arrangement; and

(q)           any zoning, land use, environmental or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not (i) materially detract from the value of the affected property or (ii) materially interfere with the ordinary conduct of the business of the Company or any of the Subsidiaries;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Debt.

“Permitted Holders” means (a) the Persons listed on Schedule 1.01, their Affiliates, any funds or accounts that such Person manages or advises and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Persons listed on Schedule 1.01, together with their Affiliates and any funds or accounts that such Person manages or advises, collectively, have beneficial ownership of more than fifty percent (50.00%) of the total voting power of the voting Equity Interests of the Company, and (b) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Equity Interests of the Company.

“Permitted Investment” means any investment by any Person in (a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Subsidiary; and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation, transfer, conveyance or liquidation; (c) cash and Temporary Cash Investments; (d) receivables owing to the Company or a Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Subsidiary deems reasonable under the circumstances; (e) payroll, travel, moving, tax and similar advances that are made in the ordinary course of business; (f) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Subsidiary or in satisfaction of judgments; (f) Hedging Agreements permitted under clause (e) of Section 4.03; (h) commercial paper rated at least A-1 by S&P and P-1 by Moody’s at the time of acquisition thereof, (i) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and at the time such deposit is made or certificate of deposit issued, has capital, surplus and undivided profits aggregating at least $550,000,000, (j) repurchase agreements with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria specified in clause (i) above at the time such repurchase agreement is entered into; provided in each case that such investment matures within one year from the date of acquisition thereof by such Person or (k) money market mutual funds at least 80% of the assets of which are held in investments referred to in clauses (a) through (j) above determined at the time of such investment (except that the maturities of certain investments held by any such money market funds may exceed one year so long as the dollar-weighted average life of the investments of such money market mutual fund is less than one year).

“Permitted Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which the Company or any of its Subsidiaries is a joint venture; provided, however, that the joint venture is engaged solely in a Related Business.

“Permitted Real Estate Disposition” has the meaning ascribed to it in the ABL Credit Agreement.

“Permitted Real Estate Sale and Leaseback Transactions” has the meaning ascribed to it in the ABL Credit Agreement.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate has any liability or is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Confirmation Order” means the order entered on [•], 2024 by the Bankruptcy Court in the Chapter 11 Case confirming the Plan of Reorganization.

“Plan Documents” has the meaning ascribed to it in the ABL Credit Agreement.

“Plan of Reorganization” means the [Third Amended Joint Chapter 11 Plan of Reorganization of Rite Aid Corporation and its debtor affiliates, dated [•], 2024 (Docket No. [[•]]),amended, modified or supplemented.]

“Plan Payments” has the meaning ascribed to it in the ABL Credit Agreement.

“Preferred Equity Interests” means, with respect to any Person, any Equity Interests of such Person that are entitled to a preference or priority, in respect of dividends or distributions upon liquidation, over some other class of Equity Interests issued by such Person.

“Preferred Stock” means any Equity Interests of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Equity Interests issued by such Person.

“Pre-Petition Credit Agreement” means that certain Credit Agreement, dated as of December 20, 2018, among [the Issuer][Rite Aid Corporation], the lenders party thereto, Bank of America, as the agent thereunder, and the other agents and arrangers party thereto, as amended, restated, supplemented or otherwise modified prior to October 15, 2023.

“Prescription File” means, as to any Securities Party, all right, title and interest of such Securities Party in and to all prescription files maintained by it or on its behalf, including all patient profiles, customer lists, customer information and other records of prescriptions filled by such Securities Party, in whatever form and wherever maintained by such Securities Party or on such Securities Party’s behalf, and all goodwill and other intangible assets arising from the maintenance of such records and the possession of information contained therein.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Securities issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any ratio, test, covenant or calculation hereunder (including the calculation of Consolidated EBITDA hereunder), the determination or calculation of such ratio, test, covenant, or Consolidated EBITDA (including in connection with Specified Transactions) in accordance with Section 1.06.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Equity Interests in, and other securities of, any other Person, and which for the avoidance of doubt includes inventory. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Consideration” means, with respect to any Asset Sale (or any other transaction or series of related transactions required to comply with clause (p) of Section 4.06), any one or more of (a) cash or Temporary Cash Investments, (b) notes or obligations that are converted into cash (to the extent of the cash received) within 180 days of such Asset Sale, (c) equity securities listed on a national securities exchange (as such term is defined in the Exchange Act) and converted into cash (to the extent of the cash received) within 180 days of such Asset Sale, (d) the assumption or discharge by the purchaser of liabilities of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Securities) as a result of which the Company and the Subsidiaries are no longer obligated with respect to such liabilities, (e) Additional Assets or (f) other Property; provided that the aggregate Fair Market Value of all Property received since the Issue Date by the Company and its Subsidiaries pursuant to Asset Sales (or such other transactions) that is used to determine Qualified Consideration pursuant to this clause (f) does not exceed $[35.0] million.

“Qualified Preferred Equity Interests” means Preferred Equity Interests of the Company that do not require any cash payment (including in respect of redemptions or repurchases), other than in respect of cash dividends, before the date that is six months after the Latest Maturity Date.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that: (1) if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity; (2) all sales of accounts receivable and related assets to or by the Receivables Entity are made at Fair Market Value; and (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).

“Qualifying IPO” means the issuance by the Company of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Real Estate” means all interests in real property now or hereafter owned or held by any Securities Party or Subsidiary, including all leasehold interests held pursuant to Real Estate Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Securities Party or Subsidiary, including all easements, rights-of-way, appurtenances and other rights relating thereto and all leases, tenancies, and occupancies thereof.

“Real Estate Financing Transaction” means any arrangement with any Person pursuant to which the Company or any Subsidiary Incurs Debt secured by a Lien on Real Estate of the Company or any Subsidiary and related personal property together with any Refinancings Indebtedness in respect thereof.

“Real Estate Lease” means any agreement, whether written or oral, and all amendments, guaranties and other agreements relating thereto, pursuant to which a Securities Party is party for the purpose of using or occupying any Real Estate for any period of time.

“Receivables Entity” means a wholly owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business, and (with respect to any Receivables Entity formed after the Issue Date) which is designated by the Board of Directors (as provided below) as a Receivables Entity and (a) no portion of the Debt or any other obligations (contingent or otherwise) of which (i) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve the entity’s financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings. Any designation of this kind by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing conditions.

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced, (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; (d) the new Debt shall not be senior in right of payment (without regard to any security interest) to the Debt that is being Refinanced; and (e) the proceeds of such Debt are used to Refinance the Debt being Refinanced no later than 60 days following its issuance; provided, however, that Permitted Refinancing Debt shall not include Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a Regulation S Temporary Global Security or a Regulation S Permanent Global Security, as appropriate.

“Regulation S Permanent Global Security” means a Global Security substantially in the form of Exhibit A-1 and Exhibit A-2, as applicable, attached hereto, bearing the Global Security Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Regulation S.

“Regulation S Temporary Global Security” means a temporary Global Security in the form of Exhibit A-1 and Exhibit A-2, as applicable, attached hereto, bearing the OID Legend, the Private Placement Legend and the Regulation S Temporary Global Security Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Security Legend” means the legend set forth in Section 2.07(g)(v) to be placed on the Regulation S Temporary Global Security.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Subsidiaries on the Issue Date or a natural extension thereof.

“Required Lenders” has the meaning ascribed to it in the ABL Credit Agreement.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend and the OID Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend and the OID, if applicable and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Securities that bear the Private Placement Legend.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property, except dividends payable solely in shares of the Company’s common Equity Interests or Qualified Preferred Equity Interests) with respect to any Equity Interests in the Company or any Subsidiary, (b) any payment (whether in cash, securities or other property, except payments made solely with common equity), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary, or (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition and other than Debt permitted to be Incurred by clause (h) of the second paragraph of Section 4.03); provided that in no event shall (i) any exchange of Qualified Preferred Equity Interests with other Qualified Preferred Equity Interests or (ii) any payment or other distribution in respect of any Debt pursuant to clause (a) of this definition be deemed a Restricted Payment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restructuring and Asset Transfer Transactions” has the meaning ascribed to it in the ABL Credit Agreement.

“Rollover Notes” means the Debt issued pursuant to the Rollover Notes Indenture.

“Rollover Notes Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent under the Rollover Notes Documents, and any successor thereof or replacement collateral agent appointed in accordance with the terms of the Rollover Notes Documents.

“Rollover Notes Collateral Documents” means the Rollover Notes Security Agreement, and each of the security agreements and other instruments and documents executed and delivered by the Company or any Subsidiary Guarantor pursuant to any of the foregoing or pursuant to the Rollover Notes Indenture for purposes of providing collateral security or credit support for any Rollover Notes Obligations (including, in each case, any schedules, exhibits or annexes thereto), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Rollover Notes Documents” means the Rollover Notes Indenture, the Rollover Notes Collateral Documents, the Securities / Rollover Notes Intercreditor Agreement, and any other agreement now or hereafter executed and delivered in connection with the Rollover Notes Indenture in each case, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time.

“Rollover Notes Facility” means (a) the notes issuance provided under the Rollover Notes Indenture, including one or more debt facilities or other financing arrangements providing for revolving credit loans, term loans, letters of credit, notes, debt securities or other indebtedness for borrowed money that replace or refinance such notes, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such notes and (b) whether or not the Rollover Notes Indenture referred to in clause (a) remains outstanding, if designated by the Company to be included in the definition of “Rollover Notes Facility,” one or more (i) debt facilities or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (iii) instruments or agreements evidencing any other Debt, in each case, with the same or different arrangements, agents, lenders, borrowers or issuers, and, in each case, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time.

“Rollover Notes Indenture” means the Indenture, dated as of the Issue Date, by and among Rollover Notes Trustee, the Company, as issuer, and the Subsidiary Guarantors party thereto as guarantors, as amended, amended and restated, restated, supplemented waived, renewed, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time.

“Rollover Notes Obligations” means (a) the principal of each loan made under the Rollover Notes Indenture, (b) all interest on the loans, notes, letter of credit reimbursement, fees, indemnification and other obligations under the Rollover Notes Indenture (including, without limitation, any interest, fees and other amounts which accrue after the commencement of any case, proceeding or other action relating to a proceeding under any debtor relief law, including the Bankruptcy Code, of the Company or any Subsidiary Guarantor (as defined in the Rollover Notes Indenture), whether or not allowed or allowable, in whole or in part, as a claim in such proceeding), (c) all other amounts payable by the Company or any Subsidiary under the Rollover Notes Documents and (d) all increases, renewals, extensions and refinancings of the foregoing.

“Rollover Notes Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Subsidiary Guarantors in favor of the Rollover Notes Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Rollover Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee and collateral agent under the Rollover Notes Indenture and the other Rollover Notes Documents, and any successor thereof or replacement trustee or collateral agent appointed in accordance with the terms of the Rollover Notes Documents.

“S&P” means Standard & Poor’s Ratings Service or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any arrangement whereby the Company or a Subsidiary shall sell or transfer any office building (including its headquarters), distribution center, manufacturing plant, warehouse, Store, equipment or other property, real or personal, now or hereafter owned by the Company or a Subsidiary with the intention that the Company or any Subsidiary rent or lease the property sold or transferred (or other property of the buyer or transferee substantially similar thereto).

“SCD Trust” has the meaning set forth in the Plan of Reorganization.

“Secured Debt” means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on property of the Company or any Subsidiary, but shall not include guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services.

“Securities Act” means the Securities Act of 1933, as it may be amended and any successor act thereto.

“Securities Collateral Agent” has the meaning ascribed to it in the preamble.

“Securities Collateral Documents” means the Security Agreement and each of the security agreements and other instruments and documents executed and delivered by the Company and any Subsidiary Guarantor pursuant to any of the foregoing or pursuant to this Indenture for purposes of providing collateral security or credit support for any Securities Obligations or obligation under this Indenture (including, in each case, any schedules, exhibits or annexes thereto), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Securities Documents” means, collectively, this Indenture, the Securities, the Guarantees, if any, the Intercreditor Agreements, the Security Collateral Documents and all other documents and instruments executed and delivered in connection herewith, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Securities Obligations” means the Obligations of the Company and the Subsidiary Guarantors under this Indenture and the Securities.

“Securities Party” or “Securities Parties” means any or all of the Company and the Subsidiary Guarantors.

“Securities / Rollover Notes Intercreditor Agreement” means that certain [Intercreditor Agreement], dated as of the Issue Date, by and between the Securities Collateral Agent and the Rollover Notes Trustee and acknowledged by the Company and the Subsidiary Guarantors, as amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance therewith.

“Security Agreement” means that certain Security Agreement, dated as of the Issue Date, made by the Company and the Subsidiary Guarantors party thereto in favor of U.S. Bank Trust Company, National Association, as Securities Collateral Agent.

“Security Register” means the register kept by the Registrar, which shall provide for the registration of ownership, exchange and transfer of the Securities.

“Senior Agent” means the ABL Administrative Agent, McKesson and the Rollover Notes Trustee.

“Senior Debt Documents” means the ABL Loan Documents, the McKesson Documents and the Rollover Notes Documents.

“Senior Obligations” means the ABL Loan Obligations, the Rollover Notes Obligations and the McKesson Trade Obligations.

“Series A Securities” means any Securities evidenced by a certificate substantially in the form set forth in Exhibit A-1 attached hereto, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Securities Custodian.

“Series B Securities” means any Securities evidenced by a certificate substantially in the form set forth in Exhibit A-2 attached hereto, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Securities Custodian.

“Shifting Maturity Date” has the meaning set forth in Section 2.16(a).

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Specified Regional Sale Transaction” has the meaning ascribed to it in the ABL Credit Agreement.

“Specified Transaction” means (a) any Investment, (b) any Asset Sale, (c) any Restricted Payment, (d) any incurrence or retirement, extinguishment or repayment of Debt, (e) any Plan Payment, or (f) any other transaction or event, in each case that, by the terms of this Indenture, requires pro forma compliance with a ratio, test or covenant or requires such ratio, test or covenant to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

“Stated Maturity” means, with respect to any security, the date specified in such security as the date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Store” means any retail store (which may include any Real Estate, fixtures, equipment, Inventory and Prescription Files related thereto) operated, or to be operated, by any Securities Party.

“Subordinated Obligation” means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect. For purposes of the foregoing, no Debt will be deemed to be subordinated in right of payment to any other Debt solely by virtue of being unsecured, by virtue of being unguaranteed, by virtue of being secured by different collateral or by virtue of the fact that the holders of any Secured Debt have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them or with respect to control of remedies.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a)            such Person;

(b)            such Person and one or more Subsidiaries of such Person; or

(c)            one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s Obligations with respect to the Securities on the terms set forth in this Indenture.

“Subsidiary Guarantor” means each Subsidiary that is a party to this Indenture as of the Issue Date and any other Person that Guarantees the Securities pursuant to Section 4.08.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, assessments, fees or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Cash Investments” means any of the following:

(a)            Investments in U.S. Government Obligations maturing within 24 months of the date of acquisition thereof;

(b)            Investments in time deposit accounts, certificates of deposit, or money market deposits maturing within 24 months of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $[●] million;

(c)            repurchase obligations with a term of not more than 24 months for underlying securities of the types described in clause (a) entered into with:

(1)            a bank meeting the qualifications described in clause (b) above; or

(2)            any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d)            Investments in commercial paper with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act)) and in each case maturing within 24 months after the date of creation thereof;

(e)            direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1)            the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act)); and

(2)            such obligations mature within 24 months of the date of acquisition thereof;

(f)            Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated “AAA-” (or equivalent thereof) or better by S&P or Aaa3 (or equivalent thereof) or better by Moody’s (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act));

(g)            securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications set forth in clause (b) above; and

(h)            money market funds at least [•]% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (a) through (e) of this definition (except that the maturities of certain investments held by any such money market funds may exceed one year so long as the dollar-weighted average life of the investments of such money market mutual fund is less than one year).

“Transaction Expenses” means any fees or expenses (including without limitation arrangement or underwriting or similar fees as well as upfront fees or original issue discount) incurred or paid by the Company or any of the Subsidiaries in connection with the Transactions (including in connection with this Indenture and the other Securities Documents).

“Transactions” means, collectively, [(a) the execution and delivery by the Company and the Subsidiary Guarantors of the ABL Loan Documents to which they are a party and the making of the loans and the issuance of letters of credit (if any) under the ABL Credit Agreement, in each case, on the Issue Date, (b)(i) the repayment in full in cash of all amounts due or outstanding under or in respect of, and the termination of the commitments under, (A) the Pre-Petition Credit Agreement (and the “Senior Loan Documents” as defined therein), (B) the DIP Credit Agreement (and the “Senior Loan Documents” as defined therein) and (C) the DIP Term Loan Agreement (and the “Loan Documents” as defined therein), in each case, on the Issue Date and (ii) the refinancing in full of the outstanding “Junior DIP Notes Obligations” as defined in the DIP Term Loan Agreement by issuance of the Rollover Notes Obligations or the Securities, as applicable, on the Issue Date, (c) the execution and delivery by the Company and the Subsidiary Guarantors of the Rollover Notes Documents to which they are a party and the issuance or deemed issuance of the Rollover Notes Obligations, in each case, on the Issue Date, (d) the execution and delivery by the Company and the Subsidiary Guarantors of the Securities Documents to which they are a party and the issuance or deemed issuance of the Securities, in each case, on the Issue Date, (e) the execution and delivery by Company and the Subsidiary Guarantors of the McKesson Documents to which they are a party and the making of the McKesson Emergence Payment, in each case, on the Issue Date, (f) the consummation of the other transactions contemplated by this Indenture to occur on the Issue Date, the Plan of Reorganization and the Plan Confirmation Order[, including for the avoidance of doubt, the Restructuring and Asset Transfer Transactions], and (g) the payment of the Transaction Expenses.]

“Treasury Rate” means, as of any date on which Applicable Premium Event occurs, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to then then applicable Maturity Date; provided, however, that if the period from the date on which Applicable Premium Event occurs to the then applicable Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trust Officer” means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Definitive Security” means one or more Definitive Security that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a permanent Global Security that bears the Global Security Legend and the OID Legend, if applicable and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Securities that do not bear the Private Placement Legend.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person means all classes of Equity Interests or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Sections 4203 and 4205, respectively, of ERISA.

Section 1.02      Other Definitions

Term	Defined in:
Accounting Change	Section 1.01
Additional Amounts	Section 4.17(a)
Affiliate Transaction	Section 4.07
Allocable Proceeds	Section 4.06
Asset Sales Prepayment Offer	Section 4.06
Authentication Order	Section 2.03
Claiming Guarantor	Section 10.02
Contributing Party	Section 10.02
covenant defeasance option	Section 8.01(b)
Custodian	Section 6.01
Electronic Signatures	Section 12.15
Eligible Collateral Agent	Section 13.05
Events of Default	Section 6.01
Financed Prescription Files	Section 4.03(u)
guarantee provisions	Section 6.01(h)
Guaranteed Obligations	Section 10.01
Initial Maturity Date	Section 2.16(a)
legal defeasance option	Section 8.01(b)
Legal Holiday	Section 12.06
Offer Amount	Section 4.06
Offer Period	Section 4.06
OID	Section 2.01
Original Securities	Section 2.01
Paying Agent	Section 2.04
Permitted Debt	Section 4.03
Purchase Date	Section 4.06
PIK Interest	Section 2.01(a)
PIK Payment	Section 2.02
PIK Security	Section 2.02
Purchase Date	Section 4.06
Registrar	Section 2.04
Reporting Entity	Section 4.02(k)
Securities	Preamble
Surviving Person	Section 5.01(a)(1)
Tax Jurisdiction	Section 4.17(a)

Section 1.03      Rules of Construction. Unless the context otherwise requires:

(1)            a term has the meaning assigned to it;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            “including” means including without limitation;

(5)            words in the singular include the plural and words in the plural include the singular;

(6)            unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

(7)            the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(8)            for all purposes of this Indenture, references to Securities include any PIK Securities;

(9)            for all purposes of this Indenture, references to “principal amounts” of the Securities includes any increase in the principal amount of the outstanding Securities as a result of a PIK Payment; and

(10)            the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

Section 1.04      Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities and the Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Securities and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05      Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)            The ownership of Securities shall be proved by the Security Register. Notwithstanding the foregoing, solely for purposes of determining whether any action to be taken or consent to be given under this Indenture is authorized, an owner of a beneficial interest in a Global Security shall be treated as a Holder, to the extent the Company directs the Trustee to accept reasonable evidence of such beneficial interest provided by such owner.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)            The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)            Without limiting the generality of the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)            Without limiting the generality of the foregoing, a Holder, including DTC, that is the Holder of a Global Security may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC, as the Holder of a Global Security, may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such depositary’s standing instructions and customary practices.

(h)            The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.06      Pro Forma Calculations.

(a)            Notwithstanding anything to the contrary herein, Consolidated EBITDA and any financial ratio or test, including the Consolidated Fixed Charge Coverage Ratio (whether in connection with testing the satisfaction of the Payment Conditions or otherwise) and the Consolidated Total Leverage Ratio, shall be calculated in the manner prescribed by this Section 1.06.

(b)            For purposes of calculating Consolidated EBITDA and any financial ratio or test, including the Consolidated Fixed Charge Coverage Ratio and the Consolidated Total Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Debt in connection therewith, subject to Section 1.06(c) that have been made (i) during the applicable Measurement Period or (ii) subsequent to such Measurement Period and prior to or simultaneously with the event for which the calculation of any such ratio or test is made shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Measurement Period. If since the beginning of any applicable Measurement Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into a Securities Party or any Subsidiary since the beginning of such Measurement Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.06, then the Consolidated Fixed Charge Coverage Ratio and the Consolidated Total Leverage Ratio shall be calculated to give Pro Forma Effect thereto in accordance with this Section 1.06.

(c)            In the event that any Securities Party or any Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Debt included in the calculations of the Consolidated Fixed Charge Coverage Ratio and the Consolidated Total Leverage Ratio, as the case may be (in each case, other than Debt incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Measurement Period or (ii) subsequent to the end of the applicable Measurement Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Consolidated Fixed Charge Coverage Ratio and the Consolidated Total Leverage Ratio, as applicable, shall be calculated giving Pro Forma Effect to such incurrence or repayment of Debt, to the extent required, as if the same had occurred on the last day of the applicable Measurement Period (with respect to any calculation of the Consolidated Total Leverage Ratio) or the first day of the applicable Measurement Period (with respect to any calculation of the Consolidated Fixed Charge Coverage Ratio).

(d)            Whenever Pro Forma Effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Company and may include, for the avoidance of doubt, the amount of Expected Cost Savings projected by a Financial Officer of the Company in good faith to be realized as a result of action that is taken, committed to be taken or reasonably expected to be taken (calculated on a Pro Forma Basis as though such Expected Cost Savings had been realized on the first day of such Measurement Period and as if such Expected Cost Savings were realized during the entirety of such Measurement Period) in connection with such Specified Transaction, net of the amount of actual amounts realized during such Measurement Period from such actions; provided that (i) such Expected Cost Savings are reasonably identifiable and factually supportable (in the good faith determination of a Financial Officer of the Company), (ii) the relevant action resulting in (or substantial steps towards the relevant action that would result in) such Expected Costs Savings must either be taken or reasonably expected to be taken within twelve (12) months after the date of such Specified Transaction, (iii) no amounts shall be added pursuant to this Section 1.06(d) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such Measurement Period, and (iv) amounts added back pursuant to this Section 1.06(d), when taken together with any such similar adjustments made in accordance with clause (b)(xi) of the definition of “Consolidated EBITDA”, shall not exceed twenty percent (20.0%) of Consolidated EBITDA for such Measurement Period (calculated prior to giving effect to such addbacks).

(e)            If any Debt bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Debt shall be calculated as if the rate in effect on the date of the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio and the Consolidated Total Leverage Ratio, as the case may be, is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Debt). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Company to be the rate of interest implicit in the applicable Capital Lease in accordance with GAAP. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an interbank offered rate, a risk-free rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company may designate.

Article II

The Securities

Section 2.01      Amount of Securities; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. Securities may be issued in one or more tranches; provided, however, that any Securities issued with original issue discount (“OID”) for Federal income tax purposes shall not be issued as part of the same tranche as any Securities that are issued with a different amount of OID or are not issued with OID. All Securities of any one tranche shall be substantially identical except as to denomination.

Subject to Section 2.03, the Trustee shall authenticate Securities as follows:

(a)            for original issue on the Issue Date (i) $225,000,000 in aggregate principal amount of Series A Securities and (ii) $125,000,000 in aggregate principal amount of Series B Securities (together, the “Original Securities”). All Original Securities will be in the form of Unrestricted Global Securities. Series A Securities shall have the same terms and conditions as the Series B Securities in all respects except with respect to payment priority and lien priority, and upon issuance, the Series A Securities and Series B Securities shall be consolidated with and form a single class and vote together as one class on all matters with respect to the Securities including, without limitation, waivers, amendments and offers to purchase; and

(b)            PIK Securities from time to time in accordance with Section 2.02;

provided that no Opinion of Counsel shall be required with respect to the Original Securities on the Issue Date or any PIK Securities issued after the Issue Date. With respect to any Securities issued after the Issue Date (except for PIK Securities and any Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, Original Securities pursuant to Section 2.07, Section 2.08, Section 2.11, Section 3.06 or Section 4.06), there shall be established in or pursuant to a Board Resolution, and subject to Section 2.03, set forth, or determined in the manner provided in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

(1)            whether such Securities shall be issued as part of a new or existing series of Securities and, if issued as part of a new series, the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

(2)            the aggregate principal amount of such Securities to be authenticated and delivered under this Indenture, which may be issued for an unlimited aggregate principal amount (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same tranche pursuant to Section 2.07, Section 2.08, Section 2.11, Section 3.06 or Section 4.06 and except for Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(3)            the issue price and issuance date of such Securities, including the date from which interest payable with respect to such Securities shall accrue; and

(4)            if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities; the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit A-1 and Exhibit A-2, as applicable, and any circumstances in addition to or in lieu of those set forth in Section 2.07 in which any such Global Security may be exchanged in whole or in part for Securities registered; and any transfer of such Global Security in whole or in part may be registered in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.

The Original Securities, any PIK Securities and any other Securities issued pursuant to this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments and offers to purchase.

Securities issued in global form shall be substantially in the form of Exhibit A-1 and Exhibit A-2, as applicable, attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A-1 and Exhibit A-2, as applicable, attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified in the “Schedule of Exchanges of Interests in the Global Security” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions and the payment of interest through an increase in the principal amount of the outstanding Securities (“PIK Interest”). Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 or by the Company in connection with a PIK Payment.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security will be exchanged for beneficial interests in the Regulation S Permanent Global Security pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee will cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Section 2.02      Form and Dating; Denominations. The Securities of each tranche and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A-1 and Exhibit A-2, as applicable, which are hereby incorporated in and expressly made a part of this Indenture. The Securities of each tranche may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities of each tranche set forth in Exhibit A-1 and Exhibit A-2, as applicable, are part of the terms of this Indenture. The Securities shall be issuable in denominations of $1.00 and integral multiples of $1.00 in excess thereof and shall be dated the date of their authentication.

On any Interest Payment Date on which the Company pays PIK Interest (a “PIK Payment”) as provided under paragraph 1(b) of the form of Security with respect to a Global Security, the Trustee, or the Securities Custodian at the direction of the Trustee, shall increase the principal amount of such Global Security by an amount equal to the PIK Interest payable, rounded up to the nearest whole dollar, for the relevant interest period on the principal amount of such Global Security, to the credit of the Holders on the relevant record date and an adjustment shall be made on the books and records of the Trustee with respect to such Global Security to reflect such increase. On any Interest Payment Date on which the Company makes a PIK Payment by issuing an additional Security (a “PIK Security”), the principal amount of any such PIK Security issued to any Holder, for the relevant interest period as of the relevant record date for such Interest Payment Date, shall be rounded up to the nearest whole dollar.

Notwithstanding anything to the contrary herein, no Officer’s Certificate or Opinion of Counsel shall be required to be delivered in connection with a payment of PIK Interest (whether by an issuance of PIK Securities or by an increase in Global Securities reflecting a PIK Payment).

Section 2.03      Execution and Authentication. An Officer shall sign the Securities for the Company by manual, facsimile or electronic image scan (e.g., Adobe PDF) signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

On the Issue Date, the Trustee shall, upon receipt of the Company’s order (an “Authentication Order”), authenticate and deliver the Original Securities which Original Securities, being issued pursuant to Section 1145 of the Bankruptcy Code, shall be in the form of an Unrestricted Global Security. In addition, at any time, from time to time, the Trustee shall, upon an Authentication Order and Officer’s Certificate, authenticate and deliver any additional Securities in accordance with Section 2.02. Such Authentication Order shall specify the amount of the Securities to be authenticated and, in the case of any issuance of additional Securities pursuant to Section 2.01 shall certify that such issuance is in compliance with Section 4.03 and Section 4.05. In addition, at any time, from time to time, the Trustee shall (a) authenticate and deliver PIK Securities that may be validly issued under this Indenture and (b) increase the principal amount of any Global Security as a result of a PIK Payment.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any tranche executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officer’s Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually or electronically signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04      Registrar and Paying Agent. The Company shall maintain an office or agency in the City of New York where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency in the City of New York where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

Section 2.05      Paying Agent To Hold Money in Trust. Prior to each due date of the principal of, premium, if any, and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.07      Transfer and Exchange

(a)            Transfer and Exchange of Global Securities. Except as otherwise set forth in this Section 2.07, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Security may not be exchanged by the Company for a Definitive Security unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue to act as Depositary for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities or (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities (although Regulation S Temporary Global Securities at the Company’s election pursuant to this clause may not be exchanged for Definitive Securities prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S). Upon the occurrence of any of the preceding events in clauses (i), (ii) or (iii) above, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 and Section 2.11. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.07, or Section 2.08 or Section 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Security, except for Definitive Securities issued subsequent to any of the preceding events in clauses (i), (ii) or (iii) above and pursuant to Sections 2.07(c) or (e). A Global Security may not be exchanged for another Security other than as provided in this Section 2.07(a); provided, however, beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 2.07(b), (c) and (j).

(b)            Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)            All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 of Regulation S. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.07(h).

(iii)            Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.07(b)(ii) and the Registrar receives the following:

(1)            if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(2)            if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Security or the Regulation S Permanent Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(3)            if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)            Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) and:

(1)            the Registrar receives the following:

(A)            if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)            if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (b)(iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(2)            such transfer is effected pursuant to an automatic exchange in accordance with Section 2.07(j).

If any such transfer is effected pursuant to subparagraph (iv) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c)            Transfer or Exchange of Beneficial Interests for Definitive Securities.

(i)            Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.07(a) and receipt by the Registrar of the following documentation:

(1)            if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(2)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(3)            if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(4)            if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(5)            if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof;

(6)            if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof; or

(7)            if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.07(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the applicable principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend, the OID Legend and the Regulation S Temporary Global Security Legend, as applicable, and shall be subject to all restrictions on transfer contained therein.

(ii)            Beneficial Interests in Regulation S Temporary Global Security to Definitive Security. Notwithstanding Sections 2.07(c)(i)(1) and (3), a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)            Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.07(a) and if:

(1)            the Registrar receives the following:

(A)            if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)            if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (c)(iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(2)            such transfer is effected pursuant to an automatic exchange in accordance with Section 2.07(j).

(iv)            Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.07(a) and satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.07(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the applicable principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d)            Transfer and Exchange of Definitive Securities for Beneficial Interests.

(i)            Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(1)            if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(2)            if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(3)            if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(4)            if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(5)            if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (2) through (4) above, a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(6)            if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(7)            if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (1) above, the applicable Restricted Global Security, in the case of clause (2) above, the applicable 144A Global Security, in the case of clause (3) above, the applicable Regulation S Global Security and, in all other cases, the IAI Global Security.

(ii)            Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(1)            the Registrar receives the following:

(A)            if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)            if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subsection (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(2)            such transfer is effected pursuant to an automatic exchange in accordance with Section 2.07(j).

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(iii)            Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e)            Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e):

(i)            Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(1)            if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(2)            if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(3)            if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)            Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(1)            the Registrar receives the following:

(A)            if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)            if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (e)(ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(2)            such transfer is effected pursuant to an automatic exchange in accordance with Section 2.07(j).

(iii)            Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f)            [Reserved].

(g)            Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)            Private Placement Legend.

(1)            Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. [EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 4 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]10[BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]11 THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT:

(A)            SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:

(i)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE COMPANY SO REQUESTS),

(ii)            TO THE COMPANY, OR

(iii)            PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL; AND

10 To be included in 144A Global Securities.

11 To be included in Regulation S Global Securities.

(B)            THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

(2)            Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (j) of this Section 2.07 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)            Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07(h) OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)            IAI Security Legend. Each Definitive Security held by an Institutional Accredited Investor shall bear a legend in substantially the following form:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(iv)            OID Legend. Each Security issued hereunder that has more than a de minimis amount of original issue discount for purposes of the Code shall bear a legend in substantially the following form:

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH SECURITIES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: [NEW RITE AID], 30 HUNTER LANE, CAMP HILL, PENNSYLVANIA 17011, ATTENTION: [ ].”

(v)            Regulation S Temporary Global Security Legend. Each temporary Security that is a Global Security issued pursuant to Regulation S shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS A TEMPORARY GLOBAL SECURITY FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TEMPORARY GLOBAL SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.”

(h)            Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction. If the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.03 or at the Registrar’s request.

(ii)            No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.07, Section 2.11, Section 3.06, Section 4.06, and Section 9.05).

(iii)            Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(iv)            All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same indebtedness and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(v)            The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 10 days before the day of delivery of notice of redemption of Securities for redemption under Section 3.03 and ending at the close of business on the day of such delivery, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

(vi)            Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)            Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 2.04, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations of a like aggregate principal amount.

(viii)            At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Global Securities or Definitive Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Global Securities and Definitive Securities which the Holder making the exchange is entitled to in accordance with the provisions of this Section 2.07.

(ix)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(x)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)            Automatic Exchange from Restricted Global Security to Unrestricted Global Security. At the option of the Company and upon compliance with the following procedures, beneficial interests in a Restricted Global Security shall be exchanged for beneficial interests in an Unrestricted Global Security. In order to effect such exchange, the Company shall (i) provide written notice to the Trustee instructing the Trustee to direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Security to an Unrestricted Global Security and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Security and the CUSIP number of the Unrestricted Global Security into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.07(j), the Trustee shall be entitled to receive from the Company, and rely upon conclusively without any liability, an Officer’s Certificate and an Opinion of Counsel, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Security shall be effected in compliance with the Securities Act. The Company may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel. Upon such exchange of beneficial interests pursuant to this Section 2.07(j), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Security and the Unrestricted Global Security, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.07(j) of all of the beneficial interests in a Restricted Global Security, such Restricted Global Security shall be cancelled.

Section 2.08      Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Trustee receives evidence to its satisfaction that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

Section 2.09      Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security. For the avoidance of doubt, the aggregate principal amount outstanding under any Security shall include any increase in the outstanding principal amount in Global Securities as the result of payment of PIK Interest.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10      Treasury Securities. Notwithstanding anything to the contrary in this Indenture, Section 316(a) of the Trust Indenture Act (including the last paragraph thereof), is expressly excluded from this Indenture.

Section 2.11      Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.12      Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, at the written direction of the Company, and no one else shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such disposal to the Company upon its request therefor unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.13      Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest with respect to such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.14      CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Security, check, advice of payment or redemption or repurchase notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.

Section 2.15      Tax Withholding. Notwithstanding anything to the contrary contained in this Indenture, the Company, the Trustee and any Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed from principal or interest payments hereunder. The Company, the Trustee and the Paying Agent shall reasonably cooperate with each other and shall provide each other with copies of documents or information reasonably necessary for the Company, the Trustee and the Paying Agent to comply with any withholding tax or tax information reporting obligations imposed on any of them, including any obligations, imposed pursuant to an agreement with a governmental authority.

Section 2.16      Shifting Maturity Date.

(a)            Shifting Maturity Date. The Securities will mature on [•], 2031 (the “Initial Maturity Date”); provided that, if on the date that is 30 calendar days prior to the then stated maturity date of the Securities, the ABL Facility, as extended, renewed, replaced or refinanced, remains outstanding, then the then stated maturity shall be extended to the date that is 91 calendar days after the maturity date of the ABL Facility and each Holder consents to the entry by the Trustee and the Company into a supplemental indenture giving effect to such extension (the “Shifting Maturity Date”), with such supplemental indenture to provide that the Holders consent to the entry by the Trustee and the Company into an additional supplemental indenture to extend the Shifting Maturity Date to the date that is 91 calendar days after the maturity date of the ABL Facility, as extended, renewed, replaced or refinanced, if such facility remains outstanding on such Shifting Maturity Date.

(b)            Notice to Trustee and Securities Collateral Agent of Shifting Maturity. At least two (2) Business Days (unless a shorter notice shall be agreed to by the Trustee and/or Securities Collateral Agent) before notice of any anticipated Shifting Maturity Date is required to be delivered to Holders pursuant to Section 2.16(c) hereof, the Company shall furnish to the Trustee and Securities Collateral Agent the form of such notice together with an Officer’s Certificate setting forth (x) the applicable Shifting Maturity Date and (y) the aggregate amount payable in respect of the Securities on such Shifting Maturity Date.

(c)            Notice of Shifting Maturity Date. The Company shall send electronically, mail or cause to be mailed by first-class mail, postage prepaid, a notice of Shifting Maturity Date at least ten (10) days but not more than sixty (60) days before any anticipated Shifting Maturity Date to each Holder of Securities to be redeemed at such Holder’s registered address stated in the Security Register (with a copy to the Trustee) or otherwise in accordance with the Applicable Procedures.

The notice shall state:

(1)	the anticipated Shifting Maturity Date;

(2)	the aggregate amount payable in respect of the Securities on the Shifting Maturity Date;

(3)	the name and address of the Paying Agent; and

(4)	that interest shall continue to accrue to but excluding the Shifting Maturity Date.

At the Company’s request, the Trustee shall give the notice of Shifting Maturity Date in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least two (2) Business Days, in the case of Global Securities, or five (5) Business Days, in the case of Definitive Securities, before notice of a Shifting Maturity Date is required to be delivered electronically, mailed or caused to be mailed to Holders pursuant to this Section 2.16(c) (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

(d)            Effect of Notice of Shifting Maturity. A notice of anticipated Shifting Maturity Date pursuant to this Section 2.16, if delivered electronically, mailed or caused to be mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver such notice or any defect in the notice to the Holder of any Security shall not affect the validity of the proceedings for the payment of any other Security. Subject to compliance with Section 2.16(e) hereof, on and after the Shifting Maturity Date, the Securities shall cease to be outstanding and interest thereon shall cease to accrue on Securities.

(e)            Trustee. The Trustee and Securities Collateral Agent shall have no duty to monitor the principal amount, or determine the maturity date, of the ABL Facility and shall be entitled to conclusively rely on the Officer’s Certificate delivered to it under Section 2.16(b) or written notice delivered by the Holders. In the absence of receipt of an Officer’s Certificate under this Section 2.16 or such written notice by the Holders, the Trustee and Securities Collateral Agent shall be entitled to treat [__], 2031 as the Initial Maturity Date of the Securities.

Article III

Redemption

Section 3.01      Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to such paragraph 5 of the Securities. Notwithstanding anything herein to the contrary, the Company cannot elect to redeem Series B Securities pursuant to paragraph 5 of the Series B Securities until after all of Series A Securities have been redeemed in full (provided that the redemptions in full of Series A Securities and Series B Securities can take place concurrently).

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least two Business Days prior to the date on which that notice is delivered to the Holders unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.02      Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed pursuant to paragraph 5 of the Securities, the Securities to be redeemed shall, in the case of Global Securities, be selected on a pro rata basis in accordance with the Depositary’s policies and procedures and, in the case of Definitive Securities, shall be selected by lot or by such other method as the Trustee considers fair and appropriate. Selection of Securities shall be made from outstanding Securities not previously called for redemption and may include portions of the principal of Securities that have denominations larger than $1.00. Securities and portions of them that are selected shall be in amounts of $1.00 or a whole multiple in excess of $1.00. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. Notwithstanding the foregoing, if the Securities are represented by Global Securities, beneficial interests therein will be selected for redemption by DTC in accordance with its standard procedures therefor.

Section 3.03      Notice of Redemption. At least 10 days but not more than 60 days before a date for redemption of Securities pursuant to paragraph 5 of the Securities, the Company shall cause to be delivered a notice of redemption to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1)            the redemption date;

(2)            the redemption price, or if not then ascertainable, the manner of calculation thereof;

(3)            the name and address of the Paying Agent;

(4)            that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)            if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)            that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date, and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

(7)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 at least two Business Days prior to the Trustee giving the notice of redemption (unless a shorter period shall be acceptable to the Trustee).

Section 3.04      Effect of Notice of Redemption.

(a)            Once notice of redemption is delivered, subject to the satisfaction of any conditions specified in the applicable notice of redemption pursuant to paragraph (b) of this Section 3.04, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

(b)            Any such redemption or notice may, at the Company’s option and discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Company and the Subsidiary Guarantors from their obligations with respect to such redemption).

Section 3.05      Deposit of Redemption Price. Prior to or on the redemption date, subject to the satisfaction of any conditions specified in the applicable notice of redemption pursuant to paragraph (b) of Section 3.04, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of redemption), on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

Section 3.06      Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Article IV

Covenants

Section 4.01      Payment of Securities. The Company shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due. Except as otherwise provided for in this Indenture, interest shall be payable as PIK Interest. PIK Interest shall be considered paid on the date due if on such date the Trustee has received (i) an Authentication Order to increase the balance of any Global Security to reflect such PIK Interests or (ii) PIK Securities duly executed by the Company together with an Authentication Order requesting the authentication of such PIK Securities by the Trustee.

The Company shall pay interest on overdue principal at the rate per annum specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities, to the extent lawful.

Section 4.02      Financial Statements and Other Information.

(a)            The Company will furnish to the Trustee and (except in the case of Section 4.01(g)) each Holder:

(i)            Concurrently with the earlier of the delivery thereof to the ABL Administrative Agent or the Rollover Notes Trustee, its audited consolidated balance sheet and related statements of income and cash flows as of the end of and for the most recently-ended fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by [Deloitte & Touche LLP] or another registered independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any material qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(ii)            Concurrently with the earlier of the delivery thereof to the ABL Administrative Agent or the Rollover Notes Trustee, (A) its consolidated balance sheet as of the end of such fiscal quarter and related statements of income for such fiscal quarter and of income and cash flows for the then elapsed portion of the most recently-ended fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and (B) the Company’s consolidated balance sheet as of the end of the most recently-ended fiscal month and related statements of income for such fiscal month and of income and cash flows for the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

(iii)            not later than 30 days prior to the commencement of each fiscal year, an Officer’s Certificate setting forth the end dates of each of the fiscal quarters in such fiscal year; and

(iv)            promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; provided, however, that the filing of such reports and such other information and documents with the Commission through EDGAR (or any successor electronic reporting system of the Commission accessible to the public without charge) constitutes delivery to the Trustee and the Holders for purposes of this clause (a)(iv).

(b)            The financial statements, information and other documents required to be provided as described in this Section 4.02 may be those of (i) the Company or (ii) any direct or indirect parent of the Company (any such entity described in clause (i) or (ii) that provides such financial statements, information or other documents, a “Reporting Entity”), so long as in the case of clause (ii) either (1) such direct or indirect parent of the Company shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any material business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management of, the Company or (2) if otherwise, the financial information so delivered shall be accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

(c)            The Company will make such information available electronically to prospective investors and securities analysts upon request. The Company shall, for so long as any Securities remain outstanding during any period when neither it nor another Reporting Entity is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the Commission with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)            The Company will be deemed to have delivered such reports and information referred to in this Section 4.02 to the holders, prospective investors, securities analysts and the Trustee for all purposes of this Indenture if the Company or another Reporting Entity has filed such reports with the Commission via the EDGAR filing system (or any successor system) and such reports are publicly available. In addition, the requirements of this Section 4.02 shall be deemed satisfied and the Company will be deemed to have delivered such reports and information referred to this Section 4.02 to the Trustee, holders, prospective investors, and securities analysts for all purposes of this Indenture by the posting of reports and information that would be required to be provided on the Company’s website (or that of any of the Company’s parent companies, including the Reporting Entity) or on IntraLinks or any comparable online data system or website.

(e)            The Trustee shall have no obligation to monitor whether the Company posts such reports, information and documents on the Company’s website (or that of any of the Company’s parent companies, including the Reporting Entity) or the SEC’s EDGAR service, or collect any such information from the Company’s (or any of the Company’s parent companies’) website, IntraLinks or any comparable online data system or website or the SEC’s EDGAR service. The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated thereunder.

(f)            [Reserved].

(g)            Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely conclusively on any Officer’s Certificate). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

(h)            Notwithstanding the foregoing, if at any time the Company or any direct or indirect parent of the Company has made a good faith determination to file a registration statement with the Commission with respect to an Equity Offering of such entity’s Equity Interests, the Company will not be required to disclose any information or take any actions that, in the good faith view of the Company, would violate securities laws or the SEC’s “gun jumping” rules or otherwise have an adverse effect on such Equity Offering.

Section 4.03      Limitation on Debt. The Company shall not, and shall not permit any Subsidiary to, Incur, directly or indirectly, any Debt; provided that the Company and its Subsidiaries may Incur, directly or indirectly, Debt if (1) the Consolidated Fixed Charge Coverage Ratio on a consolidated basis for the Company and its Subsidiaries as of the last day of the most recently ended Measurement Period (and calculated giving Pro Forma Effect to such Debt and as if such Debt was incurred as the last day of the most recently ended Measurement Period) (including a pro forma application of the net proceeds therefrom) would have been at least 2.00 to 1.00, or (2) such Debt is Permitted Debt.

The term “Permitted Debt” means:

(a)            Debt of the Company evidenced by the Original Securities and the PIK Securities and of Subsidiaries, including any future Subsidiaries, evidenced by Guarantees relating to the Original Securities and the PIK Securities;

(b)            Debt of the Company or a Subsidiary (including, without duplication, Guarantees thereof) under the ABL Facility; provided that the aggregate principal amount of all such Debt at any one time outstanding shall not, after giving Pro Forma Effect to the Incurrence of such Debt and the application of the proceeds thereof, exceed $[3,060.0] million;

(c)            Debt of the Company or a Subsidiary (including, without duplication, Guarantees thereof) consisting of the Rollover Notes Obligations; provided that the aggregate principal amount of all such Debt at any one time outstanding shall not, after giving Pro Forma Effect to the Incurrence of such Debt and the application of the proceeds thereof, exceed $[225] million;

(d)            To the extent constituting Debt, Debt of the Company or a Subsidiary (including, without duplication, Guarantees thereof) in respect of (i) the McKesson Trade Obligations, to the extent subject to the ABL / McKesson Intercreditor Agreement, and (ii) the other McKesson Obligations;

(e)            Debt of the Company or a Subsidiary (including, without duplication, Guarantees thereof) (i) Incurred pursuant to a Real Estate Financing Transaction, a Sale and Leaseback Transaction or an Equipment Financing Transaction, (ii) Incurred in respect of Capital Lease Obligations, (iii) Incurred pursuant to one or more issuances of Debt evidenced by notes, debentures, bonds or other similar securities or instruments, including pursuant to a factoring or similar arrangement, or (iv) Incurred by a Receivables Entity, whether or not a Subsidiary Guarantor, in a Qualified Receivables Transaction that is not recourse to the Company or any other Subsidiary (except for Standard Securitization Undertakings); provided that the aggregate principal amount of all such Debt in clauses (i) through (iv) hereof at any one time outstanding shall not, after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, exceed $[250.0] million;

(f)            Debt of the Company and its Subsidiaries and any Refinancing Indebtedness in respect thereof in existence on the Issue Date (other than Debt described in clauses (a) through (d) of this Section 4.03); provided that Debt for borrowed money with a principal amount in excess of $15.0 million shall be set forth on Schedule 4.03 hereto;

(g)            Debt of the Company owing to and held by any Subsidiary Guarantor and Debt of a Subsidiary Guarantor owing to and held by the Company or any Subsidiary Guarantor; provided, however, that any subsequent issue or transfer of Equity Interests or other event that results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or any subsequent transfer of any such Debt (except to the Company or a Subsidiary Guarantor) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(h)            Debt under any Hedging Agreement that complies with this Indenture;

(i)            Debt in connection with one or more standby letters of credit, banker’s acceptance, performance or surety bonds or completion guarantees issued by the Company or a Subsidiary or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(j)            Debt arising from agreements of the Company or any Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of such Debt will at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company or such Subsidiary in connection with such disposition;

(k)            Debt of the Company or any of its Subsidiaries consisting of (i) the financing of insurance or similar premiums or (ii) take-or-pay or similar obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(l)            Debt of the Company and the Subsidiaries in respect of intercompany Investments permitted under Section 4.10; provided that any such Debt owing by the Company or a Subsidiary Guarantor to a Subsidiary that is not a Securities Party is subordinated to the Securities Obligations pursuant to terms substantially the same as those forth on Annex I hereto;

(m)           Attributable Debt incurred in connection with Permitted Real Estate Sale and Leaseback Transactions; provided that the aggregate amount of Attributable Debt incurred pursuant to this Section 4.03(m) shall not exceed $[165,000,000] at any time outstanding;

(n)            endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(o)            purchase money Debt (including Capital Lease Obligations) and Attributable Debt in respect of Sale and Leaseback Transactions, in each case incurred to finance the acquisition, development, construction or opening of any Store after the Issue Date (excluding purchase money Debt incurred to finance the acquisition of Prescription Files in connection with the opening of any such Store, which shall be permitted only to the extent set forth in Section 4.03(t)), and Debt (including Capital Lease Obligations) and Attributable Debt in respect to equipment or leasing in the ordinary course of business of the Company and the Subsidiaries consistent with past practices; provided that (x) the aggregate amount of Debt and Attributable Debt incurred pursuant to this Section 4.03(o) shall not exceed $[165,000,000] at any time outstanding and (y) such Debt or Attributable Debt (i) is incurred not later than one hundred and eighty (180) days following the completion of the acquisition, development, construction or opening of such Store or equipment, as applicable, and (ii) any Lien securing such Debt or Attributable Debt is limited to the Store or equipment financed with the proceeds thereof;

(p)            Refinancing Indebtedness in respect Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this Section 4.03 and clauses (a), (b), (c), (d), (e), and (o) above, this clause (p) and clause (r) below.

(q)            Debt of a Person or Debt attaching to assets of a Person that, in either case, becomes a Subsidiary or Debt attaching to assets that are acquired by the Company or any of its Subsidiaries, in each case after the Issue Date as the result of a Business Acquisition; provided that (A) the aggregate principal amount of such Debt does not exceed $110,000,000 at any one time outstanding (excluding any Debt owing from a Person acquired in a Business Acquisition to another such Person), (B) such Debt existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, and (C) such Debt is not guaranteed in any respect by (or is otherwise recourse to) the Company or any Subsidiary (other than by any such Person that so becomes a Subsidiary) or their respective assets (other than by the assets of any Person so acquired in such Business Acquisition or by any Subsidiary of the Company which was merged into or with any such Person that is the subject of such Business Acquisition);

(r)            Debt of the Company or any Subsidiary (including, without duplication, Guarantees thereof) in an aggregate principal amount of all Debt incurred in reliance on this Section 4.03(r) not to exceed $350,000,000 at any time outstanding;

(s)            [a letter of credit facility with 1970 Group (or another similar provider), providing for the issuance of letters of credit in the aggregate face amount of up to $220,000,000; provided that such letter of credit facility shall (i) not be secured by any assets of the Securities Parties, (ii) not be Guaranteed by any Person other than a Securities Party, (iii) have a stated maturity or expiration date occurring no earlier than the Latest Maturity Date (as determined at the time such letter of credit facility becomes effective), and (iv) otherwise be on market terms as reasonably determined by the Company;] and

(t)            purchase money Debt incurred to finance the acquisition of Prescription Files in connection with the opening of any Store (such Prescription Files, “Financed Prescription Files”); provided that (x) the aggregate amount of Debt incurred pursuant to this Section 4.03(t) shall not exceed $44,000,000 at any time outstanding, and (y) such Debt (A) is incurred not later than ninety (90) days following the opening of such Store, and (B) any Lien securing such Debt is limited to the Financed Prescription Files (but not the proceeds thereof);

(u)            Debt incurred by the Company or any Subsidiary in the ordinary course of business or consistent with past practice in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within thirty (30) Business Days following the incurrence thereof; and

(v)            all premiums (if any), interest (including post-petition interest and paid-in-kind interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (u) above.

For purposes of determining compliance with this Section 4.03, the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an Incurrence of Debt or an issuance of Disqualified Stock. Furthermore, (1) in the event that an item of Debt meets the criteria of more than one of the types of Debt described herein, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses, and (2) the Company will be entitled at the time of such Incurrence to divide and classify an item of Debt in more than one of the types of Debt described herein; provided, however, that (A) any Permitted Debt that is not Secured Debt may later be reclassified as having been Incurred pursuant to clause (1) of the first paragraph of this Section 4.03 to the extent such Debt could be Incurred pursuant to such clause at the time of such reclassification and (B) any Permitted Debt may later be reclassified as having been Incurred pursuant to any other clause of the second paragraph of this Section 4.03 to the extent such Debt could be Incurred pursuant to such clause at the time of such reclassification.

Section 4.04      Limitation on Restricted Payments; Plan Payments.

(a)            Restricted Payments. The Company will not, nor will it permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.03; and the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the Available Amount; provided that, notwithstanding the foregoing:

(i)            the Company may pay dividends on its Equity Interests within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided, further, however, that, any such dividend following the Issue Date shall be included in the calculation of the amount of Restricted Payments;

(ii)            the Company may purchase, repurchase, redeem, legally defease, acquire or retire for value Equity Interests of the Company or Subordinated Obligations on or after the Issue Date in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that (x) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (y) the Equity Interest Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) of the definition of Available Amount.

(iii)            The Company may make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation in the event of a Change of Control or an Asset Sale in accordance with provisions similar to those in Section 4.06 or Section 4.12; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Sales Prepayment Offer, as applicable, as required with respect to the Securities and has completed the repurchase of all Securities validly tendered for payment in connection with such Change of Control Offer or Asset Sales Prepayment Offer; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement following the Issue Date shall be included in the calculation of the amount of Restricted Payments;

(iv)            purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations on or after the Issue Date in exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(v)            the Company may make any other Restricted Payments on or after the Issue Date not to exceed an aggregate amount of $[50.0] million;

(vi)            so long as no Event of Default then exists or would result therefrom, additional Restricted Payments so long as the Consolidated Total Leverage Ratio as of the last day of the most recently ended Measurement Period (and calculated giving Pro Forma Effect to such Restricted Payment and as if such Restricted Payment was made as the last day of the most recently ended Measurement Period) is equal to or greater than 5.75 to 1.00;

(vii)            following consummation of a Qualifying IPO by the Company or a Parent Company, any Restricted Payments in an amount in any fiscal year not to exceed an amount equal to the sum of (A) 6.00% of the net cash proceeds received by or contributed to the Company from such Qualifying IPO and any other public offering of the Company’s common equity or the common equity of any Parent Company plus (B) 7.00% of the Market Capitalization of the Person issuing Equity Interests in such Qualifying IPO;

(viii)          the Company and the Subsidiaries may make Restricted Payments on or about the Issue Date to consummate the Restructuring and Asset Transfer Transactions;

(ix)            the Company may declare and pay dividends with respect to its common Equity Interests or Qualified Preferred Equity Interests payable solely in additional shares of its common Equity Interests or Qualified Preferred Equity Interests;

(x)            Subsidiaries (other than those directly owned, in whole or part, by the Company) may declare and pay dividends ratably with respect to their common Equity Interests;

(xi)            the Subsidiaries may make Restricted Payments to the Company; provided that the Company shall, within a reasonable time following receipt of any such Restricted Payment, use all of the proceeds thereof for general corporate ongoing working capital purposes (including the payment of dividends or distributions otherwise permitted pursuant to this Section 4.04(a));

(xii)            the Company may make additional Restricted Payments in cash; provided that, as of the date of the payment of such Restricted Payment, and after giving effect thereto, each of the Payment Conditions shall be satisfied;

(xiii)           the Company may make payments to holders of its Equity Interests in lieu of the issuance of fractional shares of its Equity Interests; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(xiv)            repurchase Equity Interests of the Company deemed to be issued upon the exercise of stock options or warrants or similar rights (i) if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) for purposes of tax withholding by the Company in connection with such exercise or vesting; provided, however, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments; and

(xv)            the Company and the Subsidiaries may make Restricted Payments consisting of the repurchase or other acquisition of shares of, or options to purchase shares of, Equity Interests of the Company or any of its Subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of the Company or any Subsidiary (or their permitted transferees), in each case pursuant to stock option plans, stock plans, employment agreements or other employee benefit plans approved by the [Board of Directors]; provided that no Default has occurred and is continuing; and provided, further that the aggregate amount of such Restricted Payments made in any fiscal year of the Company shall not exceed the sum of (x) $5,500,000 (with unused amounts for any year being carried over to the next succeeding year, but not to any subsequent year) and (y) any cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to employees, directors or consultants of the Company or any of its Subsidiaries that occur after the Issue Date and any cash proceeds from key man life insurance policies received after the Issue Date; provided, further, however, that the Equity Interest Sale Proceeds from sales shall be excluded from the calculation pursuant to clause (c)(2) of the definition of Available Amount and that the amount of such repurchases and other acquisitions following the Issue Date (other than those made with the cash proceeds from the sale of Equity Interests and proceeds from key man life insurance policies) shall be excluded in the calculation of the amount of Restricted Payments;

(b)            Plan Payments. The Company will not, nor will it permit any Subsidiary to, pay or make or agree to pay or make, directly or indirectly, any Plan Payment, other than in accordance with the Plan Documents.

(c)            Certain Equity Securities. The Company will not, nor will it permit any Subsidiary to, issue any Preferred Equity Interests or other preferred Equity Interests, other than (i) Qualified Preferred Equity Interests of the Company and (ii) Preferred Equity Interests of a Subsidiary issued to the Company or a Subsidiary Guarantor or, in the case of a Subsidiary that is not a Subsidiary Guarantor, to another Subsidiary that is not a Subsidiary Guarantor.

For purposes of determining compliance with Section 4.04(a), in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (i) through (xv) above or is entitled to be made pursuant to clause (a), the Company may divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (i) through (xv) and such clause (a) in any manner that otherwise complies with this Section 4.04.

Section 4.05      Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)            Liens created under the ABL Loan Documents and Liens securing any Refinancing Indebtedness in respect thereof;

(b)            Permitted Encumbrances;

(c)            Liens in favor of the Rollover Notes Trustee created under the Rollover Notes Documents to secure the Rollover Notes Obligations and Liens securing any Refinancing Indebtedness in respect thereof;

(d)            Liens in favor of [McKesson] created under the McKesson Documents to secure the McKesson Trade Obligations and Liens securing any Refinancing Indebtedness in respect thereof; provided that such Liens are subject to the ABL / McKesson Intercreditor Agreement and the ABL / Rollover Notes Intercreditor Agreement;

(e)            Liens in favor of the Trustee or the Securities Collateral Agent created under the Securities Documents to secure the Securities Obligations (including the PIK Securities);

(f)            any Lien securing Debt of a Subsidiary owing to a Subsidiary Guarantor, which Lien shall be collaterally assigned to the Securities Collateral Agent to secure the Securities Obligations;

(g)            any Lien securing Debt, Attributable Debt and other payment obligations under leases, as applicable, incurred in connection with a Sale and Leaseback Transaction or any equipment financing or leasing, in any such case, to the extent permitted pursuant to (i) Section 4.03(m) or (o) and (ii) Section 4.09, as applicable, and Liens securing any Refinancing Indebtedness in respect thereof; provided that in the case of a Real Estate Financing Transaction, a Sale and Leaseback Transaction or an Equipment Financing Transaction, any such Lien shall attach only to the equipment, Real Estate or other assets subject to such Sale and Leaseback Transaction, financing, or leasing, as applicable, and (ii) any Lien securing Debt permitted pursuant to Section 4.03(t); provided that any Lien securing such Debt is limited to the applicable Financed Prescription Files (but not the proceeds thereof);

(h)            Liens securing Debt permitted by Section 4.03(e) or Section 4.03(r);

(i)            Liens existing on the Issue Date and identified on Schedule 6.02 of the ABL Credit Agreement; provided that such Liens do not attach to any property other than the property identified on Schedule 6.02 of the ABL Credit Agreement and secure only the obligations they secured on the Issue Date other than accessions to the property or assets subject to the Lien;

(j)            (x) Liens on property or assets acquired pursuant to Section 4.10(l), provided that (A) such Liens apply only to the property or other assets subject to such Liens at the time of such acquisition and (B) such Liens existed at the time of such acquisition and were not created in contemplation thereof and (y) Liens securing Debt incurred pursuant to Section 4.03(q), provided that (A) such Liens are not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary and (B) such Liens shall not apply to any other Debt, property or assets of the Company or any Subsidiary;

(k)            Liens that are not otherwise permitted under any other provision of this Section 4.05; provided that the Fair Market Value of the property and assets with respect to which such Liens are granted shall not at any time exceed $[50.0] million;

(l)            good faith deposits in connection with leases to which the Company or any Subsidiary is party Incurred in the ordinary course of business;

(m)            [reserved];

(n)            Liens on specific items of inventory or other goods and proceeds of any person securing such Person’s obligations to vendors or in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(o)            deposits in the ordinary course of business to secure liability to insurance carriers;

(p)            deposits, including into trust, to satisfy any redemption, defeasance (whether by covenant or legal defeasance) or discharge of Debt at the time of such deposit that is permitted to be paid under this Indenture;

(q)            the Lien provided for in this Indenture securing the Trustee’s compensation, reimbursement of expenses and indemnities hereunder;

(r)            Liens securing the financing of insurance premiums in the ordinary course of the Company’s or a Subsidiary’s business; and

(s)            Liens on the proceeds of one or more offerings of securities by the Company or any of its Subsidiaries deposited with an escrow agent (and any additional amounts required to be deposited with such escrow agent pursuant to an agreement with such escrow agent), or an account holding such amounts, in favor of such escrow agent for the benefit of holders of such securities; provided that any such Lien may not extend to any other Property of the Company or any Subsidiary;

Section 4.06      Limitation on Asset Sales.

(a)            The Company will not, and will not permit any of its Subsidiaries to, conduct any Asset Sale, including any sale of any Equity Interest owned by it or any Subsidiary, nor will the Company permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

(i)            any disposition of (A)(1) Inventory at retail, (2) cash, cash equivalents and other cash management investments, and (3) obsolete, unused, uneconomic or unnecessary equipment, in each case of clause (1) through (3) above, in the ordinary course of business, and (B) Intellectual Property that, in the reasonable judgment of the Company, is (1) no longer economically practicable to maintain, (2) not material (individually or in the aggregate) to the conduct of the Securities Parties’ and Subsidiaries’ business or (3) not useful in the conduct of the Securities Parties’ and Subsidiaries’ business;

(ii)            any disposition to a Subsidiary Guarantor; provided that if the property subject to such disposition constitutes Collateral immediately before giving effect to such disposition, such property continues to constitute Collateral subject to the Liens of the Securities Collateral Agent;

(iii)           any sale or discount, in each case without recourse and in the ordinary course of business, of overdue Accounts (as defined in the ABL Credit Agreement) arising in the ordinary course of business, but only to the extent such Accounts are no longer Eligible Accounts Receivable (as defined in the ABL Credit Agreement) and such sale or discount is in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

(iv)            non-exclusive licenses of Intellectual Property of the Securities Parties or any Subsidiary in the ordinary course of business, which do not interfere, individually or in the aggregate in any material respect with the conduct of the business of the Securities Parties and their Subsidiaries, taken as a whole, and leases, assignments or subleases in the ordinary course of business;

(v)            sales of non-core assets acquired in connection with a Business Acquisition;

(vi)            any issuance of Equity Interests of any Subsidiary by such Subsidiary to the Company or any other Subsidiary Guarantor;

(vii)           any Asset Sales which constitute permitted Restricted Payments, Investments or Liens (other than by reference to this Section 4.06(a)(vii));

(viii)          any sale, transfer or disposition to a third party of Stores, leases and Prescription Files closed at substantially the same time as, and entered into as part of a single related transaction with, the purchase or other acquisition from such third party of Stores, leases and Prescription Files of a substantially equivalent value;

(ix)            [any Specified Regional Sale Transaction]; provided that at least 75% of the consideration paid to the Company or such Subsidiary in connection with such Asset Sale is in the form of Qualified Consideration;

(x)            [reserved];

(xi)            any Sale and Leaseback Transaction permitted pursuant to (A) Section 4.03(m) or (o) and (B) Section 4.09;

(xii)            (A) any Permitted Real Estate Disposition and (B) any termination or expiration of any (or any portion of any) Real Estate Lease, sublease or other occupancy agreement (1) in accordance with its terms or (2) in connection with the discontinuance of the operations of any Real Estate, as certified by the Company in an Officer’s Certificate to the Trustee; provided that the applicable the Real Estate is no longer deemed by the Company to be useful in the conduct of the Securities Parties’ and Subsidiaries’ business; provided, further that at least 75% of the consideration paid to the Company or such Subsidiary in connection with such Asset Sale is in the form of Qualified Consideration;

(xiii)            foreclosures or governmental condemnations on assets;

(xiv)            any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by this Indenture;

(xv)            the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business; and

(xvi)            dispositions of assets pursuant to which (A) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale, (B) except in the case of a Permitted Asset Swap, at least 75% of the consideration paid to the Company or such Subsidiary in connection with such Asset Sale is in the form of Qualified Consideration, and (C) the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (A) and (B);

(b)            The Company or the applicable Subsidiary shall cause the Net Available Cash to be applied within 365 days after receipt thereof, at its option:

(i)            to repay Senior Obligations;

(ii)            to reinvest in Additional Assets or Expansion Capital Expenditures (including by means of an Investment in Additional Assets or Expansion Capital Expenditures by a Subsidiary with Net Available Cash received by the Company or another Subsidiary); provided, however, that if the assets that were the subject of such Asset Sale constituted Collateral, then such Net Available Cash must be reinvested in Additional Assets that are pledged at the time as Collateral to secure the Securities or the Subsidiary Guarantees of the Securities, subject to the Securities Collateral Documents, or in Expansion Capital Expenditures to improve assets that constitute Collateral securing the Securities or the Subsidiary Guarantees of the Securities at the time; or

(iii)            any combination of the foregoing.

When the aggregate amount of Net Available Cash remaining following its application in accordance with Section 4.06 of the Indenture exceeds $[50.0] million (taking into account income earned on such Net Available Cash, if any), to the extent permitted by the terms of any Senior Debt Documents or the Intercreditor Agreements, the Company will be required to make an offer to purchase (the “Asset Sales Prepayment Offer”) the Series A Securities which offer shall be in the amount of the Allocable Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth herein. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Series A Securities for purchase in accordance with this Indenture, the Company will be required to make the Asset Sales Prepayment Offer with respect to the Series B Securities, which offer shall be in the amount of any remaining Allocable Proceeds on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth herein. For the avoidance of doubt, the Asset Sales Prepayment Offers with respect to Series A Securities and Series B Securities can be conducted concurrently provided that Series A Securities are repurchased in priority to Series B Securities and no Series B Securities are repurchased unless all Series A Securities have been repurchased. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentences and provided that all Holders have been given the opportunity to tender their Securities for purchase in accordance with this Indenture, the Company or such Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Net Available Cash will be reset to zero.

The term “Allocable Proceeds” will mean the product of:

(a)            the remaining Net Available Cash following its application in accordance with this Section 4.06; and

(b)            a fraction,

(1)            the numerator of which is the aggregate principal amount of the Securities outstanding on the date of the Asset Sales Prepayment Offer; and

(2)            the denominator of which is the sum of the aggregate principal amount of the Securities outstanding on the date of the Asset Sales Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sales Prepayment Offer that is pari passu in right of payment (without regard to security) with the Securities and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.06 and requiring the Company to make an offer to purchase such Debt or otherwise repay such Debt at substantially the same time as the Asset Sales Prepayment Offer.

Within five Business Days after the Company is obligated to make an Asset Sales Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail or electronically, to the Holders, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Asset Sales Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date (the “Purchase Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 20 Business Days nor later than 60 days from the date such notice is sent. Nothing shall prevent the Company from conducting an Asset Sales Prepayment Offer earlier than as set forth in this paragraph.

Not later than the date upon which written notice of an Asset Sales Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officer’s Certificate as to (a) the amount of the Asset Sales Prepayment Offer (the “Offer Amount”), (b) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Asset Sales Prepayment Offer is being made and (c) the compliance of such allocation with the provisions of this Section 4.06. On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in cash an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sales Prepayment Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date, or in the case of a Security represented by a Global Security, comply with the Depositary’s policies and procedures related to the surrender of Securities. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, in the case of Global Securities, Securities shall be settled in accordance with the Depositary’s policies and procedures and, in the case of Definitive Securities, the Company shall select the Securities to be purchased on a pro rata basis for all Securities (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1.00 or integral multiples of $1.00 in excess thereof shall be purchased, provided that the unpurchased portion of any Security will be in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

Section 4.07      Limitation on Transactions with Affiliates.

(a)            The Company will not, and will not permit any Subsidiary to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (an “Affiliate Transaction”), unless (i) the terms of such Affiliate Transaction are (A) set forth in writing, (B) in the best interests of the Company or such Subsidiary, as applicable, and (C) no less favorable, taken as a whole, to the Company or such Subsidiary, as applicable, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company or a Subsidiary as determined by the Board of Directors (including a majority of the disinterested members of the Board of Directors) or senior management of the Company in good faith; and (ii) if such Affiliate Transaction involves aggregate payments or value to the Affiliate in excess of $[25.0] million in any 12-month period, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (i)(B) and (i)(C) of this Section 4.07(a) as evidenced by a Board Resolution promptly delivered to the Trustee.

(b)            Notwithstanding the foregoing limitation, the Company or any Subsidiary may enter into or suffer to exist the following:

(i)            payment of compensation and related indemnities provided to directors, officers, consultants and employees of the Company or any of the Subsidiaries in the ordinary course of business;

(ii)            transactions between or among the Company and/or one or more Subsidiaries;

(iii)            the payment of any Transaction Expenses;

(iv)            any transaction or series of transactions between the Company and one or more Subsidiaries or between two or more Subsidiaries;

(v)            any Restricted Payment, Payment of Debt or Plan Payment permitted to be made pursuant to Section 4.04 or any Investments permitted to be made pursuant to Section 4.10;

(vi)            loans (or cancellations thereof) and advances to employees made in the ordinary course of business in accordance with applicable law, provided that such loans and advances do not exceed $25.0 million in the aggregate at any one time outstanding;

(vii)            any transaction effected as part of a Qualified Receivables Transaction or pursuant to a factoring arrangement or any transaction involving the transfer of accounts receivable permitted under Section 4.03(e);

(viii)            any Affiliate Transaction, if such Affiliate Transaction is with any Person solely in its capacity as a holder of Debt or Equity Interests of the Company or any of its Subsidiaries, where (A) such Person is treated no more favorably than any other holder of such Debt or Equity Interests of the Company or any of its Subsidiaries or (B) such Affiliate Transaction results in a repurchase, redemption, cancellation or extinguishment of some or all of the Securites;

(ix)            any agreement as in effect on the Issue Date or any amendment thereto (so long as such amendment is not disadvantageous to the Holders in any material respect as determined by the Company in good faith) or any transaction contemplated thereby;

(x)            any Affiliate Transaction that involves aggregate payments or value to the Affiliate not in excess of $15.0 million;

(xi)            payments of indemnification obligations to officers, managers and directors of the Company or any Subsidiary to the extent required by the organizational documents of such entity or applicable law;

(xii)            any Affiliate Transaction in which the only consideration paid by the Company or any Subsidiary consists of Capital Stock (other than Disqualified Stock) of the Company;

(xiii)            any Affiliate Transaction with any joint venture or special purpose entity engaged in a related business; provided that no more than 5% of the outstanding ownership interests of such joint venture or special purpose entity are owned by Affiliates of the Company;

(xiv)            any Affiliate Transaction between the Company or any Subsidiary and any Person that is an Affiliate of the Company or any Subsidiary solely because a director of such Person is also a director of the Company; provided that such director abstains from voting as a director of the Company on any matter involving such other Person;

(xv)            issuances or sales of Capital Stock (other than Disqualified Stock) of the Company to Affiliates or employees of or consultants to the Company and granting and performance of registration rights in respect of such Capital Stock;

(xvi)            an Affiliate Transaction in which the Company delivers to the Trustee a copy of a written opinion as to the fairness of such Affiliate Transaction to the Company or such Subsidiary from a financial point of view issued by an Independent Financial Advisor;

(xvii)            transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and the Subsidiaries, in the reasonable determination of the Company or are on terms, taken as a whole, at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the majority of disinterested members of Board of Directors or senior management of the Company in good faith); and

(xviii)            transactions involving the acquisition of Inventory in the ordinary course of business.

Section 4.08      Guarantees by Subsidiaries.

(a)            (i) The Company shall cause each of its Subsidiaries that guarantees any of the Senior Obligations or any series of debt securities of the Company to Guarantee the Securities.

(ii)            The Company shall not permit any Subsidiary that is not a Subsidiary Guarantor to Guarantee the payment of any Debt or Equity Interests of the Company (other than Guarantees of Debt incurred under clause (a) of Section 4.03 or Guarantees permitted pursuant to clauses (e), (f), (r), or (t)of Section 4.03, except that a Subsidiary that is not a Subsidiary Guarantor may Guarantee Debt of the Company; provided that:

(1)            such Debt and the Debt represented by such Guarantee is permitted by Section 4.03;

(2)            such Subsidiary executes and delivers a supplemental indenture to this Indenture within ten Business Days in the form of Exhibit D hereto providing for a Guarantee of payment of the Securities by such Subsidiary; and

(3)            such Guarantee of Debt of the Company:

(A) unless such Debt is a Subordinated Obligation, shall be pari passu (or subordinate) in right of payment to and on substantially the same terms as (or less favorable to such Debt than but without regards as to security interest) such Subsidiary’s Guarantee with respect to the Securities; and

(B) if such Debt is a Subordinated Obligation, shall be subordinated in right of payment to such Subsidiary’s Guarantee with respect to the Securities to at least the same extent as such Debt is subordinated to the Securities.

(b)            Upon any Subsidiary becoming a Subsidiary Guarantor as described above, such Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(1)            such Guarantee of the Securities has been duly executed and authorized; and

(2)            such Guarantee of the Securities constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

The failure of any Subsidiary to provide a Guarantee if then prohibited to do so by any Debt of the Company or a Subsidiary shall not constitute a violation of the covenant described above; provided, however, that at the time such prohibition no longer exists if a Guarantee would then be required to comply with such clauses, such Subsidiary provides such Guarantee.

Section 4.09      Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of the Subsidiaries to, enter into any Sale and Leaseback Transaction, except

(a)            to the extent constituting a Permitted Real Estate Disposition;

(b)            Sale and Leaseback Transactions permitted by and effected pursuant to Section 4.03(m) or (o), which do not result in the creation or existence of any Liens (other than Liens permitted pursuant to Section 4.05);

(c)            To the extent the Company or such Subsidiary would be entitled to Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.03, create a Lien on such Property securing such Attributable Debt without also securing the Securities or the applicable Subsidiary Guarantee pursuant to Section 4.05 and such Sale and Leaseback Transaction is effected in compliance with Section 4.06 to the extent such Sale and Leaseback Transaction constitutes an Asset Sale.

Section 4.10      Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of the Subsidiaries to, make any Investment except:

(a)            Permitted Investments;

(b)            (i) Investments of the Company and the Subsidiary Securities Parties that are set forth on Schedule 6.04 of the ABL Credit Agreement and (ii) Investments made on or about the Issue Date to consummate any of the Restructuring and Asset Transfer Transactions;

(c)            Guarantees of Debt and/or Guarantees consisting of Debt permitted by Section 4.03;

(d)            Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e)            (i) Investments by the Company or any Subsidiary Guarantor in Subsidiary Securities Parties; provided that the Company and such Subsidiary Guarantor, as the case may be, shall comply with the applicable provisions of Section 4.08 with respect to any newly formed Subsidiary, (ii) Investments by the Subsidiaries in the Company; provided that the proceeds of such Investments are used for general corporate and ongoing working capital purposes, (iii) Investments by any Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor or in any Subsidiary Guarantor, and (iv) other Investments by the Company or any Subsidiary Guarantor in any Subsidiary that is not a Subsidiary Guarantor in an amount not to exceed $[20.0] million in the aggregate at any one time;

(f)            Investments consisting of non-cash consideration received in connection with any Asset Sale permitted by Section 4.06 (other than with respect to any sale of Inventory at retail in the ordinary course of business);

(g)            usual and customary loans and advances to employees, officers and directors of the Company and the Subsidiaries, in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $11,000,000;

(h)            Investments in charitable foundations organized under Section 501(c) of the Code in an amount not to exceed $3,300,000 in the aggregate in any calendar year;

(i)            any Investment consisting of a Hedging Agreement permitted by Section 4.14;

(j)            Investments held by any Person that becomes a Subsidiary at the time such Person becomes a Subsidiary; provided that no such Investment was made in contemplation of such Person becoming a Subsidiary;

(k)            Investments consisting of Guarantees by the Company or any of its Subsidiaries of obligations of the Company or any of its Subsidiaries to the extent not constituting Debt and incurred in the ordinary course of business;

(l)            Business Acquisitions and other Investments that are not otherwise permitted under any other provision of this Section 4.10; provided that, as of the date of such Business Acquisition or other Investment, and after giving effect thereto, each of the Payment Conditions shall be satisfied;

(m)            Investments in Permitted Joint Ventures that do not exceed $[35.0] million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(n)            Investments in an amount not to exceed the Available Amount;

(o)            Repurchases of the Securities and the Rollover Notes;

(p)            Investments in a Related Business (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) not to exceed $[50.0] million; provided that if any Investment pursuant to this clause (p) is made in any Person that is not a Subsidiary at the date of the making of such Investment and such Person becomes a Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (e) above and shall cease to have been made pursuant to this clause (p) for so long as such Person continues to be a Subsidiary;

(q)            so long as no Event of Default then exists or would result therefrom, additional Investments so long as the Consolidated Total Leverage Ratio as of the last day of the most recently ended Measurement Period (and calculated giving Pro Forma Effect to such Restricted Payment and as if such Restricted Payment was made as the last day of the most recently ended Measurement Period) is equal to or greater than 5.75 to 1.00;

(r)            Investments in Receivables Entities required in connection with a Qualified Receivables Transaction (including the contribution or lending of cash and cash equivalents to Receivables Entities to finance the purchase of assets from the Company or any Subsidiary or to otherwise fund required reserves); and

(s)            other Investments outstanding at any one time in the aggregate that do not exceed $[50.0] million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

For purposes of determining compliance with this Section 4.10, in the event that a proposed Investment (or a portion thereof) meets the criteria of clauses (a) through (s) above and/or one or more of the clauses contained in the definition of “Permitted Investments,” the Company may divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Investment (or a portion thereof) between such clauses (a) through (s) and one or more of the clauses contained in the definition of “Permitted Investments,” in any manner that otherwise complies with this Section 4.10.

Section 4.11      Additional Security Collateral Documents; After-Acquired Property.

(a)            From and after the Issue Date, if the Company or any Subsidiary of the Company executes and delivers in respect of any Property of such Person any mortgages, deeds of trust, security agreements, pledge agreements or similar instruments to secure Debt or other obligations that at the time constitute ABL Loan Obligations or Rollover Notes Obligations (except for an Excluded Subsidiary that does so solely in respect of Debt or other obligations of itself or another Excluded Subsidiary), then the Company will, or will cause such Subsidiary to, within 90 days, execute and deliver substantially identical mortgages, deeds of trust, security agreements, pledge agreements or similar instruments in order to vest in the Securities Collateral Agent a perfected third priority security interest subject only to Liens permitted under the Indenture, the Intercreditor Agreements and any other applicable intercreditor agreement and/or collateral trust agreements, in such Property for the benefit of the Securities Collateral Agent on behalf of the Holders, among others, and thereupon all provisions of this Indenture relating to the Collateral will be deemed to relate to such Property to the same extent and with the same force and effect.

(b)            From and after the Issue Date, in the event that additional ABL Loan Obligations, Rollover Notes Obligations or any additional notes or other Debt are incurred or issued, the Securities Collateral Agent will be authorized and required to enter into amendments, joinders or supplements to the Intercreditor Agreements, other intercreditor agreements and/or collateral trust agreements (in each case in customary form, scope and substance), as applicable, to reflect the priority of the Liens securing any such debt.

(c)            From and after the Issue Date, if any Subsidiary Guarantor acquires any property or asset that would constitute Collateral pursuant to the terms of the Security Collateral Documents, the applicable Subsidiary Guarantor will grant to the Holders a senior security interest (subject to Liens permitted under this Indenture) upon such property or asset as security for the Securities within 90 days of such acquisition.

Section 4.12      Change of Control.

(a)            To the extent permitted by the terms of any Senior Debt Documents or the Intercreditor Agreements, upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date). If the purchase date is on or after a record date and on or before an Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Security is registered at the close of business on that record date, and no additional interest will be payable to Holders whose Securities shall be subject to purchase. Securities may be purchased in part in principal amounts of $2,000 or an integral multiple of $1.00 in excess thereof; provided that the unpurchased portion of a Security must be in a principal amount of $2,000 or an integral multiple of $1.00 in excess thereof. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the surrendered Securities.

(b)            To the extent that the making of a Change of Control Offer is prohibited pursuant to the terms of any applicable Intercreditor Agreement, the Company shall not be required to make such Change of Control Offer. To the extent that the Company can make a Change of Control Offer only with respect to some, but not all, of the outstanding Securities pursuant to the terms of any applicable Intercreditor Agreement, the Company shall make such Change of Control Offer with respect to the maximum amount of the outstanding Securities permitted pursuant to the terms of any applicable Intercreditor Agreement. If a Change of Control Offer is to be made with respect to fewer than all of the Securities then outstanding, the Securities to be purchased shall, in the case of Global Securities, be selected on a pro rata basis in accordance with the Depositary’s policies and procedures and, in the case of Definitive Securities, shall be selected by lot or by such other method as the Trustee considers fair and appropriate. Notwithstanding the foregoing, if the Securities are represented by Global Securities, beneficial interests therein will be selected for repurchase by DTC in accordance with its standard procedures therefor.

(c)            Within 30 days following any Change of Control, the Company send, with a copy to the Trustee, to each Holder, at such Holder’s address appearing in the Security Register, a notice stating: (i) that a Change of Control Offer is being made pursuant to this Section 4.12 and that, to the extent permitted by the terms of any Senior Debt Documents or the Intercreditor Agreements, all Securities timely tendered will be accepted for payment; (ii) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”); (iii) the circumstances and relevant facts regarding the Change of Control; (iv) the procedures that Holders must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Securities (or portions thereof) for payment (which, in the case of Global Securities, will permit holders to effect such procedures through the Depositary), and (v) the principal amount of Securities that the Company may repurchase under the terms of any Senior Debt Documents or the Intercreditor Agreements (the “Change of Control Purchase Amount”).

(d)            Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

(e)            On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Amount payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.12. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder the applicable amount of the Change of Control Purchase Amount. In the event that the aggregate Change of Control Purchase Amount is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

(f)            If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company or any other Person making a Change of Control Offer in lieu of the Company pursuant to paragraph (f) of this Section 4.12, to the extent permitted by the terms of any Senior Debt Documents or the Intercreditor Agreements, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(g)            The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at or prior to the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer (it being understood that such third-party may make a Change of Control Offer that is conditioned on and prior to the occurrence of a Change of Control pursuant to this Section 4.12), (ii) notice of redemption with respect to the Securities has been given pursuant to paragraph 5 of the Securities, unless there is a default in payment of the applicable redemption price, (iii) (A) no Default or Event of Default has occurred and is continuing, (B) the Change of Control transaction has been approved by the Board of Directors and (C) the Securities have received an Investment Grade Rating (with a stable or better outlook) from both Moody’s and S&P during the period that begins 60 days prior to the earlier of (1) a Change of Control and (2) public notice of a Change of Control or of the intention by the Company to effect a Change of Control and ending 60 days after the applicable Change of Control, or (iv) the Change of Control Offer and the repurchase of the Securities is not permitted by the terms of any Senior Debt Documents or the Intercreditor Agreements.

(h)            The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

(i)            To the extent permitted by the terms of any Senior Debt Documents or the Intercreditor Agreements, a Change of Control Offer may be made in advance of a Change of Control, and conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

Section 4.13      Further Instruments and Acts. Upon request of the Trustee or as necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.14      Hedging Agreements. The Company will not, and will not permit any of the Subsidiaries to, Incur or at any time be liable with respect to any monetary liability under any Hedging Agreements, unless such Hedging Agreements (a) are entered into for bona fide hedging purposes of the Company, any Subsidiary Guarantor (as determined in good faith by a member of the senior management of the Company at the time such Hedging Agreement is entered into), (b) correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Debt of the Company or any Subsidiary Guarantor permitted to be incurred under Section 4.03 or to business transactions of the Company and the Subsidiary Securities Parties on customary terms entered into in the ordinary course of business and (c) do not exceed an amount equal to the aggregate principal amount of the Obligations.

Section 4.15      Limitation on Restrictions on Distributions from Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Subsidiary to:

(a)            pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Equity Interests, or pay any Debt or other obligation owed, to the Company or any other Subsidiary;

(b)            make any loans or advances to the Company or any other Subsidiary; or

(c)            transfer any of its Property to the Company or any other Subsidiary.

The foregoing limitations will not apply:

(1) with respect to clauses (a) through (c), to restrictions

(A) in effect on the Issue Date;

(B) relating to Debt of a Subsidiary and existing at the time it became a Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company;

(C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below; provided that (x) such restriction is no less favorable to the Holders in any material respect, as reasonably determined by the Board of Directors or senior management of the Company, than those under the agreement evidencing the Debt so Refinanced or (y) the restriction is not materially more restrictive, taken as a whole, than customary provisions in comparable financings, as reasonably determined by the Board of Directors or senior management of the Company;

(D) resulting from the Incurrence of any Debt permitted pursuant to Section 4.03; provided that (i) (x) the restriction is not materially more restrictive, taken as a whole, as reasonably determined by the Board of Directors or senior management of the Company, than the restrictions of the same type contained in this Indenture, (y) the restriction is not materially more restrictive, taken as a whole, as reasonably determined by the Board of Directors or senior management of the Company, than the restrictions of the same type contained in the ABL Credit Agreement or (z) the restriction is not materially more restrictive, taken as a whole, than customary provisions in comparable financings, as reasonably determined by the Board of Directors or senior management of the Company, and (ii) the Board of Directors or senior management of the Company determines, at the time of such financing, that such financing will not impair the Company’s ability to make payments as required under the Securities when due;

(E) existing by reason of applicable law, rule, regulation or order;

(F) any contractual requirements incurred with respect to Qualified Receivables Transactions relating exclusively to a Receivables Entity that, in the good faith determination of the principal financial officer of the Company, are customary for Qualified Receivables Transactions or in a factoring or similar transaction; or

(G) customary restrictions contained in joint venture and other similar agreements; and

(2) with respect to clause (c) only (and clause (a) with respect to clause (F) below), to restrictions:

(A) relating to Debt that is permitted to be Incurred and secured pursuant to Sections 4.03 and 4.05 that limit the right of the debtor to dispose of the Property securing such Debt;

(B) encumbering Property at the time such Property was acquired by the Company or any Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

(D) customary restrictions contained in agreements relating to the sale or other disposition of Property limiting the transfer of such Property pending the closing of such sale or following such sale if still in the possession of the Company or any of its Subsidiaries;

(E) resulting from purchase money obligations for Property acquired or Capital Lease Obligations that impose restrictions on the Property so acquired;

(F) resulting from restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with past practice or industry practice; or

(G) resulting from Liens permitted to be incurred under Section 4.05.

Section 4.16      [Reserved].

Section 4.17      Additional Amounts.

(a)            All payments made by the Company in respect of the Securities or a Guarantor in respect of a Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any jurisdiction in which the Company or the relevant Guarantor is then incorporated or organized or resident for Tax purposes, any jurisdiction from or through which payment on behalf of the Company or Guarantor is made or any political subdivision or governmental authority thereof or therein having power to tax (each, a “Tax Jurisdiction”), will at any time be required to be made from any payments made by or on behalf of the Company in respect of the Securities or the relevant Guarantor under its Guarantee, including payments of principal, redemption price, purchase price, interest or premium, the Company or the relevant Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments (including payments of principal, redemption price, interest or premium) by each Holder (including Additional Amounts) after such withholding or deduction will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1)            any Taxes that would not have been so imposed but for the existence of any present or former connection between the Holder or the beneficial owner of the Security or Guarantee (or between a fiduciary, settler, beneficiary, partner, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the relevant Tax Jurisdiction, other than by the mere acquisition or holding of any Security or the enforcement or receipt of payment under or in respect of any Security or Guarantee;

(2)            any Taxes imposed or withheld as a result of the failure of the Holder or beneficial owner of any Security or Guarantee to comply with any written request, made to that Holder or beneficial owner within a reasonable period before any such withholding or deduction would be payable, by the Company or a Guarantor to provide timely or accurate information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid or timely declaration or similar claim or satisfy any certification information or other reporting requirements (in each case, to the extent such Holder or beneficial owner is legally eligible to do so), which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of such Taxes;

(3)            any Taxes that are imposed or withheld as a result of the presentation of any Security or Guarantee for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder or beneficial owner (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Security been presented on the last day of such 30 day period);

(4)            any estate, inheritance, gift, sale, excise, transfer, personal property or similar Tax or assessment;

(5)            any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to any Security or Guarantee;

(6)            any Taxes that are imposed or withheld as a result of the presentation of any Security or Guarantee for payment by or on behalf of a Holder or beneficial owner of such Securities or Guarantee who would have been able to avoid such withholding or deduction by presenting the relevant Security or Guarantee to, or otherwise accepting payment from, another paying agent;

(7)            any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code, any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or

(8)            any combination of items (1) through (7) above.

(b)            The relevant Guarantor will pay when due any present or future stamp, transfer, court or documentary Taxes or any other excise or property Taxes that arise in a Tax Jurisdiction with respect to the initial execution, delivery or registration of the Guarantee or any other document or instrument relating thereto (other than the Securities).

(c)            The relevant Guarantor will use reasonable efforts to furnish to the Holders, within a reasonable period of time after the due date for the payment of any Taxes so deducted or withheld pursuant to applicable law, either certified copies of Tax receipts evidencing such payment by such Guarantor (in such form as provided in the ordinary course by the relevant Tax Jurisdiction and as is reasonably available to the Guarantor), or, if such receipts are not obtainable, other evidence of such payments by such Guarantor reasonably satisfactory to the Holders.

Notwithstanding the foregoing or anything herein to the contrary, no Additional Amounts or other amounts due under this Section 4.17 shall be paid in cash on Series B Securities until after all such amounts due under this Section 4.17 on Series A Securities shall have been paid in full.

Section 4.18      [Reserved].

Section 4.19      [Reserved].

Section 4.20      Changes to Fiscal Calendar. Without the prior written consent of the Holders of the majority in aggregate principal amount of the outstanding Securities, the Company will not, and will not permit any Subsidiary to, change its fiscal year or method for determining its fiscal quarters or fiscal months.

Section 4.21      Notices of Material Events. The Company will furnish to the Trustee and each Holder prompt written notice after any Officer of the Company obtains knowledge of any of the following:

(a)            the occurrence of any Default;

(b)            the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the security interests created by the Securities Documents for the benefit of the Securities Collateral Agent or on the aggregate value of the Collateral; and

(c)            any notice received by any Securities Party or any Subsidiary (or any of their representatives) alleging any Securities Party’s or any Subsidiary’s failure to perform any of its obligations under any Plan Document.

Each notice delivered under Section 4.21 above shall be accompanied by a statement of an Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 4.22      Information Regarding Collateral. The Company will furnish to the Trustee prompt written notice of any change (i) in any Securities Party’s corporate name, (ii) in the location of any Securities Party’s jurisdiction of incorporation or organization, or (iii) in any Securities Party’s form of organization. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or arrangements have been approved by the Trustee, acting reasonably, for such filings to be made) under the Uniform Commercial Code or otherwise that are required in order for the Securities Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Securities Collateral Agent.

Section 4.23      Existence; Conduct of Business. Except as otherwise permitted by this Indenture, the Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and including any related or supplemental business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, and franchises, in each case material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or sale of assets permitted under Article V or Section 4.06.

Section 4.24      Maintenance of Properties. The Company will, and will cause each of the Subsidiaries to, keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear excepted except where failure to do so, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 4.25      Statement as to Compliance.

The Company will deliver to the Trustee within 120 days after the end of each fiscal year ending after the Issue Date an Officer’s certificate stating whether or not to the best knowledge of the signer thereof the Company, to extent required in Section 314(a)(4) of the Trust Indenture Act, an is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Company shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

Section 4.26      Statement by Officers as to Default.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

Section 4.27      Elixir Rx Distributions.

The Company shall, and shall cause its Subsidiaries and EIC to, (i) transfer all proceeds of the Elixir Rx Intercompany Claim and other distributable value at EIC, including the cash proceeds of the 2023 CMS Receivable, to the Elixir Escrow Account maintained with the Elixir Escrow Account Bank in accordance with the Plan of Reorganization and the Plan Confirmation Order within one (1) Business Day after receipt by EIC of any cash proceeds of the 2023 CMS Receivable, (ii) ensure that the Elixir Escrow Account is at all times subject to the Elixir Escrow Agreement, which shall be subject to the consent rights set forth in this Indenture and the Plan of Reorganization, and (iii) cause the Elixir Escrow Account Bank to promptly distribute the proceeds of the Elixir Rx Intercompany Claim and other distributable value at EIC, including the cash proceeds of the 2023 CMS Receivable, in the Elixir Escrow Account in accordance with the Elixir Escrow Agreement and the Elixir Rx Distributions Schedule set forth in the Plan of Reorganization.

The Company shall not, and shall not permit its Subsidiaries or EIC to, consent to any amendments, amendments and restatements, restatements, modifications or waivers to the Elixir Escrow Account, the Elixir Rix Distributions Schedule, or the Elixir Rx Intercompany Claim without the consent of the Trustee (acting at the direction of holders of a majority in principal amount of the Securities).

Article V

Successor Company

Section 5.01      When Company May Merge or Transfer Assets.

(a)            The Company shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(1)            the Company or the Person formed by or surviving or continuing any such merger consolidation or amalgamation (if other than the Company) or to which such sale, transfer, assignment, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States of America, any State thereof or the District of Columbia will be the surviving Person (the “Surviving Person”), provided that, if such other Person is a Subsidiary Guarantor, it shall have no assets that constitute Collateral;

(2)            the Surviving Person (if other than the Company) expressly assumes all the obligations of the Company under this Indenture, the Securities and the relevant Security Documents, as applicable, pursuant to a supplemental indenture or other applicable documents or instruments;

(3)            in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person (including its Subsidiaries);

(4)            at the time thereof and immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

(5)            the Company shall deliver, or cause to be delivered, to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

(b)            The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into such Subsidiary Guarantor, or a merger of a Subsidiary Guarantor into the Company or another Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(1)            such Subsidiary Guarantor will be the Surviving Person or the Surviving Person (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made will be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2)            the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by a Subsidiary Guarantee or a supplement to the ABL Subsidiary Guarantee Agreement or a supplemental indenture, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(3)            at the time thereof and immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

(4)            in the case of a Subsidiary Guarantor that is not a wholly-owned Subsidiary, such transaction or series of transactions shall also be permitted by Section 4.04; and

(5)            the Company shall deliver, or cause to be delivered, to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The foregoing provisions (other than clause (3)) shall not apply to (A) any transactions which do not constitute an Asset Sale if the Subsidiary Guarantor is otherwise being released from its Subsidiary Guarantee at the time of such transaction in accordance with this Indenture and the Securities Collateral Documents or (B) any transactions which constitute an Asset Sale if the Company has complied with Section 4.06 and the Subsidiary Guarantor is released from its Subsidiary Guarantee at the time of such transaction in accordance with this Indenture and the Securities Collateral Documents.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Subsidiary Guarantor under the Subsidiary Guarantee and the applicable Subsidiary Guarantor shall be released from its obligations under this Indenture other than in the case of a lease (in which case the predecessor company shall not be released from its obligation to pay the principal of, premium, if any, and interest on the Securities). Subject to the foregoing, following the merger, consolidation or amalgamation of any Subsidiary Guarantor or the sale, transfer, assignment, conveyance or other disposition of all or substantially all a Subsidiary Guarantor’s Property in any one transaction or series of transactions, all references to the “Subsidiary Guarantor” under the Subsidiary Guarantee shall be deemed to refer to the Surviving Person.

Article VI

Defaults and Remedies

Section 6.01      Events of Default. The following events shall be “Events of Default”:

(a)            the Company fails to make the payment of any interest on any of the Securities when the same becomes due and payable, and such failure continues for a period of 30 days;

(b)            the Company fails to make the payment of any principal of, or premium, if any, on any of the Securities when the same becomes due and payable at its Maturity Date, or upon acceleration, redemption, optional redemption, required repurchase or otherwise (it being understood that Series B Securities shall not be accelerated, redeemed or otherwise repurchased prior to payment in full of Series A Securities);

(c)            the Company fails to comply with Article V;

(d)            the Company fails to comply for 30 days after written notice is given by the Trustee or the Holders of not less than 30% in principal amount of the Securities (with a copy to the Trustee) with any covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clauses (a), (b) or (c)) ;

(e)            (i) a default under the ABL Credit Agreement by the Company or any Subsidiary that (x) constitutes a payment default, including a failure to pay any such Debt at final maturity (in each case after giving effect to applicable grace periods) or (y) results in acceleration of the final maturity of such Debt, (ii) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt, including any obligation to reimburse letter of credit obligations or to post cash collateral with respect thereto, when and as the same shall become due and payable or within any applicable grace period, or (iii) any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Debt or any trustee or agent on its or their behalf to cause any such Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (e) shall not apply to any such Material Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Debt; provided, further that this clause (e) shall not apply to any mandatory repurchase offer or other mandatory repurchase, redemption or prepayment obligation of the Company that may arise under convertible debt to the extent that the making of such mandatory repurchase by the Company is otherwise permitted under this Indenture;

(f)            An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(g)            The Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely manner, any proceeding or petition described in Section 6.01(f), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(h)            any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of the Securities Collateral Documents and this Indenture) and such default continues for 20 days after notice as provided below or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee (the “guarantee provisions”);

(i)            One or more judgments for the payment of money in an aggregate amount in excess of $[38,500,000] shall be rendered against the Company, any Subsidiary or any combination thereof (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and the same shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of thirty (30) consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(j)            Any ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in a Material Adverse Effect;

(k)            (i) Any Lien purported to be created under any Securities Collateral Document shall cease to be a valid and perfected Lien on any material portion of the Collateral, with the priority required by the Securities or the Company or any Subsidiary shall so assert in writing, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Securities Collateral Documents and except to the extent that any such loss of perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Securities Collateral Agent to maintain possession of Collateral actually delivered to it and pledged under the Securities Collateral Documents or to file Uniform Commercial Code amendments relating to a Securities Party’s change of name, entity type or jurisdiction of formation (solely to the extent that the Company provides the Trustee written notice thereof in accordance with this Indenture) and continuation statements or to take any other action primarily within its control with respect to the Collateral, or (ii) any Securities Collateral Document shall become invalid, or the Company or any Subsidiary shall so assert in writing; and

(l)            the Company fails to make a Change of Control Offer in accordance with Section 4.12 or the Company completes a Change of Control Offer with respect to fewer than all Securities then outstanding.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (d), (i) or (m) of this Section 6.01 is not an Event of Default until the Trustee notifies the Company of such Default or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee of the Default and the Company does not cure such Default within the time specified after receipt of such notice; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of Default. Such notice must specify the Default, demand that it be remedied and state that such notice is a “notice of Default”.

The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02      Acceleration. If an Event of Default with respect to the Securities (other than an Event of Default specified in Section 6.01(f) or Section 6.01(g) with respect to the Company) shall have occurred and be continuing, the Trustee by notice to the Company, or the Holders of not less than 30% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare to be immediately due and payable an amount equal to 100% of the principal amount of the Securities then outstanding, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the date of such payment. Upon such a declaration, such principal, premium and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or Section 6.01(g) with respect to the Company occurs, the principal of and premium (including the Applicable Premium) and accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind and annul such declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Without limiting the generality of the foregoing, in the event the Securities are accelerated or otherwise become due prior to the applicable maturity date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of an Event of Default arising under Section 6.01(f) or Section 6.01(g) (including the acceleration of claims by operation of law)) or an Applicable Premium Event, the amount that becomes due and payable upon such Applicable Premium Event shall include the Applicable Premium. In any such case, the Applicable Premium shall constitute part of the obligations payable by the Company (and guaranteed by the Subsidiary Guarantors) in respect of the Securities, which obligations are secured by the Collateral, and constitutes liquidated damages, not unmatured interest or a penalty, as the actual amount of damages to the holders as a result of the relevant Applicable Premium Event would be impracticable and extremely difficult to ascertain. Accordingly, the Applicable Premium is provided by mutual agreement of the Company and the Subsidiary Guarantors and the Holders as a reasonable estimation and calculation of such actual lost profits and other actual damages of such holders. Without limiting the generality of the foregoing, it is understood and agreed that upon the occurrence of any Applicable Premium Event, the Applicable Premium shall be automatically and immediately due and payable as though any Securities subject to such Applicable Premium Event were voluntarily prepaid as of such date and shall constitute part of the obligations payable by the Company (and guaranteed by the Subsidiary Guarantors) in respect of the Securities, which obligations are secured by the Collateral. The Applicable Premium shall also be automatically and immediately due and payable if the Securities are satisfied, released or discharged by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means. THE COMPANY AND THE SUBSIDIARY GUARANTORS HEREBY EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR OTHER LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY SUCH EVENTS, ANY RESCISSION OF SUCH ACCELERATION OR THE COMMENCEMENT OF ANY BANKRUPTCY OR INSOLVENCY EVENT. The Company and the Subsidiary Guarantors expressly agree (to the fullest extent it and they may lawfully do so) that with respect to the Applicable Premium payable under the terms of this Indenture: (i) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business parties, ably represented by counsel; (ii) the Applicable Premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Holders and the Company and the Subsidiary Guarantors giving specific consideration in this transaction for such agreement to pay the Applicable Premium; and (iv) the Company and the Subsidiary Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company and the Subsidiary Guarantors expressly acknowledge that their agreement to pay the Applicable Premium as herein described is a material inducement to the Holders to purchase the Securities. Nothing in this paragraph is intended to limit, restrict, or condition any of the Company’s or the Subsidiary Guarantors’ obligations or any of the Holders’ rights or remedies hereunder.

Section 6.03      Other Remedies. Subject in all cases to the terms of the Intercreditor Agreements, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative and are subject in all cases to the terms of the Intercreditor Agreements.

Section 6.04      Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal of, premium, if any, or interest on a Security unless any such principal, premium or interest has been paid to all Holders in full. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05      Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders (if being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action or following any direction hereunder, the Trustee shall be entitled to indemnification or security reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06      Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)            such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2)            the Holders of at least 30% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder or Holders shall have offered indemnity reasonably satisfactory to the Trustee to pursue a remedy;

(3)            the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer; and

(4)            such action is permitted under the Intercreditor Agreements.

The foregoing limitations on the pursuit of remedies by a Holder shall not apply to a suit instituted by a Holder for the enforcement of payment of the principal of and premium, if any, or interest payable with respect to such Security on or after the applicable due date specified in such Security.

Section 6.07      Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, subject to the Intercreditor Agreements, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee. Subject in all cases to the terms of the Intercreditor Agreements, if an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders (it being understood it shall be under no obligation to do so), to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities of the applicable series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities. If the Trustee collects any money or property pursuant to this Article VI, subject to the terms of the Intercreditor Agreements, it shall pay out the money or property in the following order:

FIRST: to the Trustee and the Securities Collateral Agent for amounts due to each under Section 7.07;

SECOND: to Holders of Series A Securities for amounts due and unpaid on the Series A Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series A Securities for principal, premium, if any, and interest, respectively;

THIRD: to Holders of Series B Securities for amounts due and unpaid on the Series B Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series B Securities for principal, premium, if any, and interest, respectively; and

FOURTH: to the Company or as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

Section 6.12      Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article VII

Trustee

Section 7.01      Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, and subject in all cases to the terms of the Intercreditor Agreements, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(1)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations stated therein).

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)            Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01 and the provisions of the Trust Indenture Act.

(e)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)            Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section, and the provisions of this Article VII (except Section 7.01(a) and the lead-in to Section 7.01(b)) shall apply to the Trustee in its role as Registrar, Paying Agent and Custodian.

(i)            The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) a Trust Officer of the Trustee has received written notice thereof from the Company or any Holder and such notice references the Securities and this Indenture.

(j)            The Trustee and the Securities Collateral Agent are authorized to, and shall enter into the Intercreditor Agreements and bind the Holders to the Intercreditor Agreements (it being understood and agree that the Trustee, the Securities Collateral Agent and each of the Holders, and their respective successors and assigns, shall be subject to, and comply with, all terms and conditions of the Intercreditor Agreements).

Section 7.02      Rights of Trustee.

(a)            The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability by reason of such inquiry or investigation.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)            The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that, subject to paragraph (b) of Section 7.01, the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)            The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)            In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)            The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04      Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05      Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default, in the manner and to the extent provided in the Trust Indenture Act Section 313(c), within 30 days after written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06      Reports by Trustee to Holders of the Notes. Within 60 days after each December 31, beginning with the December 31 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall deliver to the Holders of the Securities a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its delivery to the Holders of Securities shall be delivered to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed in accordance with Trust Indenture Act Section 313(d). The Company shall promptly notify the Trustee in writing when, if applicable, the Securities are listed on any stock exchange and of any delisting thereof.

Section 7.07      Compensation and Indemnity. The Company and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee and the Securities Collateral Agent from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors, jointly and severally, shall reimburse the Trustee and the Securities Collateral Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and the Securities Collateral Agent’s agents, counsel, accountants and experts. The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee and the Securities Collateral Agent against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim of which a Trust Officer has received notice for which it may seek indemnity. Failure by the Trustee or the Securities Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company has been prejudiced thereby. The Company shall defend the claim, and the Trustee and the Securities Collateral Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by (i) the Trustee through the Trustee’s own willful misconduct or gross negligence, or (ii) the Securities Collateral Agent through the Securities Collateral Agent’s own willful misconduct or gross negligence. The Company need not pay for any settlement made by the Trustee or the Securities Collateral Agent without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee and the Securities Collateral Agent shall extend to its officers, directors, employees, agents, successors and assigns.

To secure the Company’s payment obligations in this Section 7.07, the Trustee and the Securities Collateral Agent shall have a lien prior to the Securities on all money or property held or collected by the Trustee and the Securities Collateral Agent other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee or the Securities Collateral Agent and the discharge or termination of this Indenture. Without prejudice to any other rights available to the Trustee and the Securities Collateral Agent under applicable law, but subject to the terms of the Intercreditor Agreements, when the Trustee or the Securities Collateral Agent incurs expenses after the occurrence of a Default specified in Section 6.01(f) or Section 6.01(g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The Trustee shall comply with the provisions of the Trust Indenture Act Section 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee; provided that so long as no Default or Event of Default has occurred and is continuing, the Company shall have the right to consent to the successor Trustee, such consent not to be unreasonably withheld. The Company shall remove the Trustee if:

(1)            the Trustee fails to comply with Section 7.10;

(2)            the Trustee is adjudged bankrupt or insolvent;

(3)            a receiver or other public officer takes charge of the Trustee or its property; or

(4)            the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, and (in the case of a removal by Holders) such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall cause to be delivered a notice of its succession to Holders. The retiring Trustee shall upon payment of its outstanding fees, expenses and all amounts due it hereunder promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition at the expense of the Company any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10      Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11      Preferential Collection of Claims Against the Company. The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Article VIII

Discharge of Indenture; Defeasance

Section 8.01      Discharge of Liability on Securities; Defeasance.

(a)            When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.08 or Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in the second paragraph of Section 8.04) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the delivery of a notice of redemption pursuant to Article III, or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Company irrevocably deposits with the Trustee funds (comprised of cash to be held uninvested and/or U.S. Government Obligations) sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.08), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)            Subject to Section 8.01(c) and Section 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Section 4.02, Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.13, Section 4.14, Section 4.15, Section 4.16, Section 4.17, Section 4.18, Section 4.19, Section 4.20, Section 4.21, Section 4.22, Section 4.24 and the operation of Section 6.01(e), Section 6.01(f), Section 6.01(g), Section 6.01(h), Section 6.01(i), Section 6.01(j), Section 6.01(k) and Section 6.01(l) (but, in the case of Section 6.01(f) and Section 6.01(g), with respect only to Subsidiaries) and the limitations contained in clauses (2) through (4) of Section 5.01(a) and Section 5.01(b) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections Section 6.01(e), Section 6.01(f), Section 6.01(g), Section 6.01(h), Section 6.01(i), Section 6.01(j), Section 6.01(k) and Section 6.01(l)(but, in the case of Sections Section 6.01(f) and Section (g), with respect only to Subsidiaries) or because of the failure of the Company to comply with the limitations contained in clauses (2) through (4) of Section 5.01(a) and Section 5.01(b). If the Company exercises its legal defeasance option or its covenant defeasance option, the Liens, as they pertain to the Securities, will be released and each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee, as it pertains to the Securities.

Upon satisfaction of the conditions set forth herein and upon written request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)            Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.08, Article VII, Section 8.05 and Section 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections Section 7.07 and Section 8.05 shall survive such satisfaction and discharge.

Section 8.02      Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(a)            the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations, which through the scheduled payments of principal and interest thereon will provide funds in an amount sufficient, or a combination thereof sufficient (without any reinvestment of the income therefrom) to pay the principal of, premium, if any, and interest on the Securities to maturity or redemption, as the case may be, and the Company shall have specified whether the Securities are being defeased to maturity or to a particular Redemption Date;

(b)            the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(c)            the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(d)            no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto (other than any Default or Event of Default resulting from the borrowing of funds (and granting of related Liens) to fund the deposit);

(e)            such deposit does not constitute a default under any other agreement or instrument binding on the Company;

(f)            in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that

(1)            the Company has received from the Internal Revenue Service a ruling; or

(2)            since the date of this Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(g)            in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(h)            the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

Section 8.03      Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

Section 8.04      Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee or such Paying Agent with respect to such money shall thereupon cease.

Section 8.05      Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06      Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article IX

Amendments

Section 9.01      Without Consent of Holders. Without the consent of any Holders, the Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Securities and, subject to any other consent required under the terms of the applicable Securities Collateral Documents, such Securities Collateral Documents, in each case without notice to:

(a)            cure any ambiguity, omission, defect or inconsistency identified in an Officer’s Certificate of the Company, which states that such cure is a good faith attempt by the Company to reflect the intention of the parties to this Indenture, delivered to the Trustee and the Securities Collateral Agent;

(b)            provide for the assumption by a successor company of the obligations of the Company or any Subsidiary Guarantor under this Indenture, the Securities or any Securities Collateral Documents under and in accordance with this Indenture, the Securities or any Securities Collateral Document, as the case may be;

(c)            provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)            add additional Guarantees with respect to the Securities or release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of this Indenture and the Subsidiary Guarantees;

(e)            further secure the Securities (and if such security interest includes Liens on Property of the Company, provide for releases of such Property on terms comparable to the terms on which Collateral constituting Property of Subsidiary Guarantors may be released), add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders or surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(f)            make any change to this Indenture, the Securities or the Subsidiary Guarantees that does not adversely affect the rights of any Holder in any material respect upon delivery to the Trustee of an Officer’s Certificate of the Company certifying the absence of such adverse effect;

(g)            amend this Indenture to extend the Stated Maturity of the Securities pursuant to Section 2.16 in connection with the ABL Facility, as extended, renewed, replaced or refinanced, that remains outstanding;

(h)            evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee;

(i)            comply with the rules of any applicable securities depositary; provided, however, that such amendment does not materially and adversely affect the rights of holders to transfer the Securities;

(j)            to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(k)            to provide for the release of the Collateral from the Liens in accordance with the terms of this Indenture and the Intercreditor Agreements;

(l)            in the event that PIK Securities are issued in certificated form, to make appropriate amendments to reflect an appropriate minimum denomination of certificated PIK Securities, and establish minimum redemption amounts for certificated PIK Securities;

(m)            make any amendment to the provisions of this Indenture relating to the transfer and legending or de-legending of the Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in the Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer the Securities; or

(n)            to provide for the accession of any parties to the Securities Documents or the Intercreditor Agreements, as applicable (and other amendments to such documents that in either case are administrative or ministerial in nature) in connection with an incurrence of additional Debt to the extent permitted by the Securities Documents.

After an amendment under this Section 9.01 becomes effective, the Company shall deliver to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02      With Consent of Holders. (a) The Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Securities or, subject to any other consent required under the terms of the applicable Securities Collateral Documents, such Securities Collateral Documents, waive any past default or compliance with any provisions (except, in the case of this Indenture, as provided in Section 6.04) and the Subsidiary Guarantee provided by a Subsidiary Guarantors may be released, with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Holder affected thereby, an amendment may not:

(1)            amend this Indenture to reduce the amount of Securities whose Holders are required to consent to an amendment, modification, supplement or waiver;

(2)            amend this Indenture to reduce the rate of or extend the time for payment of interest or Applicable Premium on any Security;

(3)            amend this Indenture to reduce the principal of or extend the Stated Maturity of any Security, except as provided in Section 9.01(g);

(4)            amend this Indenture to make any Security payable in money other than that stated in the Security;

(5)            amend this Indenture or any Subsidiary Guarantee to impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities or any Subsidiary Guarantee (except as set forth in the Intercreditor Agreements);

(6)            amend this Indenture or any Subsidiary Guarantee to subordinate the Securities or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor (except as set forth in the Intercreditor Agreements);

(7)            amend this Indenture to reduce the premium payable upon the redemption of any Security or change the time (other than amendments related to notice provisions) at which any Security may be redeemed in accordance with Article III;

(8)            waive a Default in the payment of principal of or premium, if any, or interest on the Securities, except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration;

(9)            at any time after the Company is obligated to make an Asset Sales Prepayment Offer with the Net Available Cash from Asset Sales, amend this Indenture to change the time at which such Asset Sales Prepayment Offer must be made or at which the Securities must be repurchased pursuant thereto;

(10)            release the Company or all or substantially all of the Subsidiary Guarantors from their Guarantees, unless, in the case of a Subsidiary Guarantor, all or substantially all the Equity Interests of such Subsidiary Guarantor is sold or otherwise disposed of in a transaction permitted by this Indenture or the Intercreditor Agreements; or

(11)            make any change in the amendment or waiver provisions of this Indenture that require each Holder’s consent, as described in clauses (1) through (10), that is materially adverse to the Holders.

Notwithstanding anything herein to the contrary, without the consent of the Holders of at least 66 2/3% in principal amount of the Securities then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with this Indenture, the Intercreditor Agreements or the Security Documents.

(b)            The foregoing Section 9.02(a) will not limit the right of the Company to amend, waive or otherwise modify any Securities Collateral Document in accordance with its terms.

(c)            It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(d)            Additional Securities will be disregarded for purposes of any amendment or waiver relating to a Default or Event of Default that existed (disregarding any applicable notice, cure or grace periods) prior to the time of issuance of such additional Securities.

After an amendment under this Section 9.02 becomes effective, the Company shall deliver to each Holder at such Holder’s address appearing in the Security Register a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03      Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04      Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05      Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06      Trustee To Sign Amendments. The Trustee shall sign any amendment or release authorized pursuant to this Article IX if the amendment or release does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or release does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing such amendment or release the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment or release is authorized or permitted by this Indenture.

Article X

Subsidiary Guarantees

Section 10.01      Subsidiary Guarantees. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, on a senior secured basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; or (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections Section 5.01(b), Section 8.01(b) and Section 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Section 10.02      Contribution. Each of the Company and any Subsidiary Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guarantee (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto after the Issue Date, the date of the supplemental indenture executed and delivered by such Subsidiary Guarantor).

Section 10.03      Successors and Assigns. This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.04      No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

Section 10.05      Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.06      Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article X (other than any obligation that may have arisen under Section 10.02):

(1)            upon the sale (including any sale pursuant to any exercise of remedies by a holder of Debt of the Company or of such Subsidiary Guarantor), transfer or other disposition (including by way of consolidation or merger) of Equity Interests of such Subsidiary Guarantor; provided, however, that (i) such sale, transfer or other disposition is otherwise permitted by this Indenture, (ii) such Person is no longer a Subsidiary and (iii) the Company provides an Officer’s Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06; or

(2)            upon the sale (including any sale pursuant to any exercise of remedies by a holder of Debt of the Company or of such Subsidiary Guarantor), transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor; provided, however, that (i) such sale, transfer or other disposition is otherwise permitted by the Senior Debt Documents and (ii) the Company provides an Officer’s Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06; or

(3)            with the written consent of the Holders of at least a majority of the aggregate principal amount of the Securities then outstanding (in accordance with Section 9.02); or

(4)            upon defeasance of the Securities pursuant to Section 8.01(b); or

(5)            upon the full satisfaction of the Company’s obligations under this Indenture pursuant to Section 8.01(a) or otherwise in accordance with the terms of this Indenture; or

(6)            upon the release or discharge of any Guarantee in respect of any Debt that resulted in the issuance after the Issue Date of the Subsidiary Guarantee by such Subsidiary Guarantor, provided that, following such release or discharge, such Subsidiary is not Guaranteeing any other Debt of the Company (other than any Guarantee that would not require such Subsidiary to Guarantee the Securities pursuant to Section 4.08); or

(7)            upon the release or discharge of the Guarantee by such Subsidiary Guarantor of indebtedness under the Senior Obligations and each series of debt securities of the Company (which may be simultaneous with the release contemplated hereby), except a discharge or release by or as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to Guarantee the Securities pursuant to Section 4.08).

At the request of the Company, the Trustee shall execute and deliver any documents, instructions, or instruments (in form and substance reasonably satisfactory to the Trustee) evidencing any such release.

Section 10.07      Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.08 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Guaranteed Obligations.

Article XI
Subordination

Section 11.01      Subordination. The Company and each Subsidiary Guarantor covenants and agrees, and each Holder of a Security by its acceptance thereof, likewise covenants and agrees, that:

(a)            any payment or distribution of assets of the Company or any Subsidiary Guarantor of any kind or character, whether in cash, property or securities on the Securities shall be made in the following order:

(i)            FIRST: to Holders of Series A Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series A Securities for principal, premium, if any, and interest, respectively; and

(ii)            SECOND: to Holders of Series B Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series B Securities for principal, premium, if any, and interest, respectively.

Section 11.02      Trustee to Effectuate Subordination. Each Holder of a Security by its, his or her acceptance thereof authorizes and directs the Trustee on its, his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI and appoints the Trustee its, his or her attorney-in-fact for any and all such purposes.

Article XII

Miscellaneous

Section 12.01      Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) (or, if to a Holder for whom DTC is the record owner, electronically through DTC) and addressed as follows:

if to the Company:

[New Rite Aid]
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention of: Matthew Schroeder
Email: mschroeder@riteaid.com

if to the Trustee:

U.S. Bank Trust Company, National Association
West Side Flats St Paul
111 Fillmore Ave.
Saint Paul, MN 55107
Attention of: Rite Aid DIP Notes Administrator
Email: benjamin.krueger@usbank.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.02      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)            except in the case of Section 2.01, Section 2.02, Section 2.03, Section 3.01, Section 3.03, Section 3.06, Section 4.08 and Section 10.07, under which an opinion will not be required, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 12.03      Statements Required in Certificate or Opinion. Each certificate with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(1)            a statement that the individual making such certificate has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(3)            a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with,

Each opinion with respect to compliance with a covenant or condition provided for in this Indenture shall be in form and substance reasonably satisfactory to the party requesting such opinion and the party giving such opinion.

Section 12.04      When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Company or any Subsidiary Guarantor.

Section 12.05      Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

Section 12.06      Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.07      Governing Law. THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

Section 12.08      No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

Section 12.09      Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.10      Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 12.11      Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.12      Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE, AND THE HOLDERS BY ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.13      Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, accidents, epidemics, pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.14      Submission to Jurisdiction. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 12.15      Electronic Signatures. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Indenture and/or any document, notice, instrument or certificate to be signed and/or delivered in connection with this Indenture and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

Section 12.16      Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 12.17      Communication by Holders of Notes with Other Holders of Securities.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Article XIII

Collateral

Section 13.01      Appointment and Authority of Securities Collateral Agent. The Trustee hereby irrevocably appoints, and each holder of Securities, by its acceptance thereof, will be deemed to have consented and agreed to the appointment of U.S. Bank Trust Company National Association as the Securities Collateral Agent under the Securities Collateral Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Subsidiary Guarantors to secure any of the Securities Obligations, together with such powers and discretion as are reasonably incidental thereto.

Section 13.02      Authorization of Actions to be Taken. Each holder of Securities, by its acceptance thereof, will be deemed to have consented and agreed to the terms of each Securities Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Securities Collateral Agent to enter into the Securities Collateral Documents to which it is a party, and authorizes and empowers the Securities Collateral Agent to bind the holders of Securities and other holders of Securities Obligations as set forth in the Securities Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of this Indenture or the Securities Collateral Documents.

Section 13.03      Authorization of Trustee.

(a)            The Trustee is authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed to the Securities Collateral Agent under the Securities Collateral Documents to which the Securities Collateral Agent is a party and, subject to the terms of the Securities Collateral Documents and Intercreditor Agreements, to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

(b)            Subject to the Intercreditor Agreements and at the Company’s sole cost and expense, the Trustee is authorized and empowered to institute and maintain, or direct the Securities Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Liens securing the Securities or the Securities Collateral Documents to which the Securities Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Securities Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Securities in the Collateral, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any security interest created or intended to be created by the Securities Collateral Documents or otherwise be prejudicial to the interests of Holders or the Trustee.

(c)            Notwithstanding anything to the contrary herein, any enforcement of the Subsidiary Guarantees or any remedies with respect to the Collateral under the Securities Collateral Documents is subject to the provisions of the Intercreditor Agreements then in effect.

Section 13.04      Insurance.

(a)            For so long as the Securities are secured by Collateral, the Company will, and will cause each of its Subsidiaries to, (i) maintain (either in the name of the Company or in such Subsidiary’s own name), with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) furnish to the Securities Collateral Agent (or any representatives designated thereby), upon the request of the Securities Collateral Agent, information in reasonable detail as to the insurance so maintained.

(b)            The Company hereby covenants to use commercially reasonable efforts to cause, prior to the date that is 60 days following the Issue Date (and in any event will cause, within 120 days following the Issue Date), the Securities Collateral Agent to be named (through an endorsement or amendment to the applicable policy) as an additional insured and lender’s loss payee on all liability insurance policies of the Company and the Subsidiary Guarantors for which any Senior Agent is named as an additional insured or lender’s loss payee, respectively, and, if applicable, mortgagee on all property and casualty insurance policies of the Company and the Subsidiary Guarantors for which such Senior Agent is so named. If at any time there ceases to be any Senior Obligations outstanding, the Company and the Subsidiary Guarantors shall continue to cause the Securities Collateral Agent to be so named as contemplated in this paragraph with respect to any liability, property and casualty insurance policies that insure the Collateral. The Company and the Subsidiary Guarantors shall exercise commercially reasonable efforts to cause the insurance providers of such policies to endeavor to give 30 days’ notice to the Securities Collateral Agent of cancellation of all such property and casualty insurance policies of the Company and the Subsidiary Guarantors (or at least 10 days’ prior written notice in the case of cancellation of such issuance due to non-payment).

Section 13.05      Replacement of Securities Collateral Agent. The Securities Collateral Agent may resign at any time by so notifying the Company and the Trustee. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Securities Collateral Agent by so notifying the Securities Collateral Agent and may appoint a successor Securities Collateral Agent; provided that such successor Securities Collateral Agent is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition, or an Affiliate thereof (an “Eligible Collateral Agent”); provided that so long as no Default or Event of Default has occurred and is continuing, the Company shall have the right to consent to the successor Securities Collateral Agent, such consent not to be unreasonably withheld. The Company shall remove the Securities Collateral Agent if:

(1)            the Securities Collateral Agent fails to be an Eligible Collateral Agent;

(2)            the Securities Collateral Agent is adjudged bankrupt or insolvent;

(3)            a receiver or other public officer takes charge of the Securities Collateral Agent or its property; or

(4)            the Securities Collateral Agent otherwise becomes incapable of acting.

If the Securities Collateral Agent resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, and (in the case of a removal by Holders) such Holders do not reasonably promptly appoint a successor Securities Collateral Agent, or if a vacancy exists in the office of Securities Collateral Agent for any reason (the Securities Collateral Agent in such event being referred to herein as the retiring Securities Collateral Agent), the Company shall promptly appoint a successor Securities Collateral Agent.

A successor Securities Collateral Agent shall deliver a written acceptance of its appointment to the retiring Securities Collateral Agent and to the Company. Thereupon the resignation or removal of the retiring Securities Collateral Agent shall become effective, and the successor Securities Collateral Agent shall have all the rights, powers and duties of the Securities Collateral Agent under this Indenture and under the Securities Collateral Documents. The successor Securities Collateral Agent shall cause to be delivered a notice of its succession to Holders. The retiring Securities Collateral Agent shall upon payment of its outstanding fees and expenses hereunder promptly transfer all property held by it as Securities Collateral Agent to the successor Securities Collateral Agent.

If a successor Securities Collateral Agent does not take office within 60 days after the retiring Securities Collateral Agent resigns or is removed, the retiring Securities Collateral Agent or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Securities Collateral Agent.

If the Securities Collateral Agent fails to be an Eligible Collateral Agent, any Holder who has been a bona fide Holder of a Security for at least six months may petition at the expense of the Company any court of competent jurisdiction for the removal of the Securities Collateral Agent and the appointment of a successor Securities Collateral Agent.

Notwithstanding the replacement of the Securities Collateral Agent pursuant to this Section 13.05, the provisions of this Article shall continue for the benefit of the retiring Securities Collateral Agent.

Section 13.06      Release of Collateral.

(a)            Collateral may be released from the Liens and security interests created by the Securities Documents at any time or from time to time in accordance with the provisions of the Securities Documents and the Intercreditor Agreements. In addition, the Company and the Subsidiary Guarantors will be entitled to the release of assets included in the Collateral from the Liens and security interests securing the Securities. Such assets constituting Collateral shall be automatically released without further action by any party, and the Trustee shall (or, if the Trustee is not then the Securities Collateral Agent, shall direct the Securities Collateral Agent to) affirmatively release the same from such Liens and security interests at the Company’s sole cost and expense, under any one or more of the following circumstances without the need for any further action by any Person:

(i)            as to any property or assets to enable the Company or the Subsidiary Guarantors to consummate the disposition of such property or assets to the extent not prohibited and otherwise in accordance with Section 4.06; provided, however, that if such property or assets, immediately prior thereto, were subject to any Lien securing any Obligations of the Company or Subsidiary Guarantors and such property or assets continue after such disposition to be subject to a Lien securing any such Obligations, no such release shall occur with respect to such property or assets;

(ii)            in the case of the property and assets of a Subsidiary that is a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Subsidiary Guarantee of the Securities;

(iii)            if such Collateral is released from the Liens securing the Senior Obligations;

(iv)            as described under Article IX of this Indenture.

(b)            The security interests in all Collateral securing the Securities also will be released upon payment in full of the principal of, together with accrued and unpaid interest on, the Securities and all other Obligations under this Indenture, the Securities, the Guarantees and the Security Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest are paid, including pursuant to the satisfaction and discharge of the Indenture under Section 8.01 or upon the Company’s exercise of a legal defeasance option or covenant defeasance option under this Indenture as described under Article VIII

Upon the written request of the Company pursuant to an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent hereunder and under the Securities Collateral Documents have been met, and upon receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Company or the Subsidiary Guarantors, as the case may be, the Securities Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Subsidiary Guarantors, shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Securities Collateral Documents.

Section 13.07      Filing, Recording and Opinions.

(a)            The Company will comply with the provisions of Sections 314(b) and 314(d) of the Trust Indenture Act, in each case following qualification of this Indenture pursuant to the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary herein, the Company and the Subsidiary Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith, after consultation with counsel (which may be internal counsel), that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral. Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to Section 314(b)(2) of the Trust Indenture Act, the Company will furnish such opinion not more than 60 but not less than 30 days prior to each December 31, commencing December 31, 2024.

Any release of Collateral permitted by Section 13.06 and this Section 13.07 will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any Person that is required to deliver an Officer’s Certificate or Opinion of Counsel pursuant to Section 314(d) of the Trust Indenture Act, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 7.01 and Section 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

(b)            If any Collateral is released in accordance with this Indenture or any Security Document at a time when the Trustee is not itself also the Securities Collateral Agent and if the Company has delivered the certificates and documents required by the Security Documents and Section 13.06, the Trustee will deliver all documentation received by it in connection with such release to the Securities Collateral Agent.

(c)            For the avoidance of doubt, under this Indenture, without complying with paragraphs (a) and (b) of this Section 13.07, the Guarantors may, among other things, without any release or consent by the Holders of the Securities or the Trustee, but otherwise in compliance with the covenants of this Indenture and the Security Documents, conduct ordinary course activities with respect to the Collateral, including (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents which it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Debt or interest and in connection with the Company’s cash management activities) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Company’s business. The Company shall deliver to the Trustee within 30 days following the end of each six-month period (with the second such six-month period being the end of each fiscal year), an Officer’s Certificate to the effect that all releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) in connection with which no consent of the holders of the Securities or the Trustee was obtained pursuant to the foregoing provisions were made in the ordinary course of the Company’s or the respective Subsidiary Guarantor’s business and such release and the use of proceeds in connection therewith were not prohibited by this Indenture.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

[NEW RITE AID],

By:
Name:
Title:

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO, [•]

By
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS SECURITIES COLLATERAL AGENT,

By:
Name:
Title:

SCHEDULE A

Subsidiary Guarantors

1515 West State Street Boise, Idaho, LLC

1740 Associates, L.L.C.

4042 Warrensville Center Road – Warrensville Ohio, Inc.

5277 ASSOCIATES, INC.

5600 Superior Properties, Inc.

Apex Drug Stores, Inc.

Broadview and Wallings–Broadview Heights Ohio, Inc.

Eckerd Corporation

EDC Drug Stores, Inc.

GDF, INC.

Genovese Drug Stores, Inc.

Gettysburg and Hoover-Dayton, Ohio, LLC

Harco, Inc.

Health Dialog Services Corporation

K & B ALABAMA CORPORATION

K & B Louisiana Corporation

K & B Mississippi Corporation

K & B SERVICES, INCORPORATED

K & B TENNESSEE CORPORATION

K&B TEXAS CORPORATION

K & B, Incorporated

LAKEHURST AND BROADWAY CORPORATION

Maxi Drug North, Inc.

Maxi Drug South, L.P.

Maxi Drug, Inc.

Maxi Green Inc.

Munson & Andrews, LLC

Name Rite, L.L.C.

P.J.C. Distribution, Inc.

P.J.C. Realty Co., Inc.

PDS-1 Michigan, Inc.

Perry Drug Stores, Inc.

PJC Lease Holdings, Inc.

PJC Manchester Realty LLC

PJC of Massachusetts, Inc.

PJC of Rhode Island, Inc.

PJC of Vermont Inc.

PJC Peterborough Realty LLC

PJC Realty MA, Inc.

PJC Revere Realty LLC

PJC Special Realty Holdings, Inc.

RDS Detroit, Inc.

Read’s, Inc.

Rite Aid Drug Palace, Inc.

Rite Aid Hdqtrs. Corp.

Rite Aid Lease Management Company

Rite Aid of Connecticut, Inc.

Rite Aid of Delaware, Inc.

Rite Aid of Georgia, Inc.

Rite Aid of Indiana, Inc.

Rite Aid of Kentucky, Inc.

Rite Aid of Maine, Inc.

Rite Aid of Maryland, Inc.

Rite Aid of Michigan, Inc.

Rite Aid of New Hampshire, Inc.

Rite Aid of New Jersey, Inc.

Rite Aid of New York, Inc.

Rite Aid of North Carolina, Inc.

Rite Aid of Ohio, Inc.

Rite Aid of Pennsylvania, LLC

Rite Aid of South Carolina, Inc.

Rite Aid of Tennessee, Inc.

Rite Aid of Vermont, Inc.

Rite Aid of Virginia, Inc.

Rite Aid of Washington, D.C., Inc.

Rite Aid of West Virginia, Inc.

Rite Aid Online Store, Inc.

Rite Aid Payroll Management, Inc.

Rite Aid Realty Corp.

Rite Aid Rome Distribution Center, Inc.

Rite Aid Specialty Pharmacy LLC

Rite Aid Transport, Inc.

Rx Choice, Inc.

The Lane Drug Company

Thrift Drug, Inc.

Thrifty Corporation

Thrifty PayLess, Inc.

The Bartell Drug Company

JCG Holdings (USA), Inc.

JCG (PJC) USA, LLC

Rite Aid Hdqtrs. Funding, Inc.

Rite Investments Corp.

Rite Investments Corp., LLC

The Jean Coutu Group (PJC) USA, Inc.

RediClinic LLC

RCMH LLC

RediClinic Associates, Inc.

RediClinic of PA, LLC

Elixir Rx Solutions, LLC

ADVANCE BENEFITS, LLC

ASCEND HEALTH TECHNOLOGY LLC

Design Rx, LLC

Design Rx Holdings LLC

DESIGNRXCLUSIVES, LLC

Elixir Savings, LLC

Elixir Holdings, LLC

Elixir Rx Options, LLC

Elixir Rx Solutions, LLC

Elixir Rx Solutions of Nevada, LLC

Elixir Puerto Rico, Inc.

FIRST FLORIDA INSURERS OF TAMPA, LLC

Hunter Lane, LLC

Laker Software, LLC

Elixir Pharmacy, LLC

Rx Initiatives L.L.C.

Tonic Procurement Solutions, LLC

SCHEDULE 1.01

PERMITTED HOLDERS

[List of holders to come]

EXHIBIT A-1

[FORM OF FACE OF SECURITY]

[Insert Regulation S Temporary Global Security Legend]17

[Insert the Global Security Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the IAI Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

17 Include only for Regulation S Temporary Note.

1

[UNRESTRICTED][RULE 144A][REGULATION S][TEMPORARY REGULATION S][IAI]
GLOBAL SECURITY

No.:__________	[Up to]**$__________

15.000% Third-Priority Series A Senior Secured PIK Note

CUSIP No. [●]

ISIN No. [●]

[NEW RITE AID], a Delaware limited liability company, promises to pay to Cede & Co., or registered assigns, the principal sum [as set forth on the Schedule of Increases or Decreases annexed hereto] on the Maturity Date.

Interest Payment Dates: [•] and [•], commencing on [•], 2024.

Record Dates: [•] and [•].

Maturity Date: [•], 2031 (the “Initial Maturity Date”); provided that, if on the date that is 30 calendar days prior to the then stated maturity date of the Securities, the ABL Facility, as extended, renewed, replaced or refinanced, remains outstanding, then each Holder consents to the entry by the Trustee and the Company into a supplemental indenture to extend the Initial Maturity Date to the date that is 91 calendar days after the maturity date of the ABL Facility (the “Shifting Maturity Date”), with such supplemental indenture to provide that the Holders consent to the entry by the Trustee and the Company into an additional supplemental indenture to extend the Shifting Maturity Date to the date that is 91 calendar days after the maturity date of the ABL Facility, as extended, renewed, replaced or refinanced, if such facility remains outstanding on such Shifting Maturity Date.

* Insert for Definitive Securities.

Additional provisions of this Security are set forth on the other side of this Security.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

[NEW RITE AID],

By
Name:
Title:

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. Bank Trust Company, National Association,

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

4

[FORM OF REVERSE SIDE OF SECURITY]

15.000% Third-Priority Series A Senior Secured PIK Notes due 2031

1. Interest

(a) [NEW RITE AID], a Delaware limited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above and in the manner specified in paragraph (b) below.

(b) PIK Interest (as defined herein) on the Securities will be payable (x) with respect to Securities represented by one or more Global Securities registered in the name of, or held by, The Depository Trust Company (the “Depositary”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Securities by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) and (y) with respect to Securities represented by Definitive Securities, by issuing PIK Securities in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the period (rounded up to the nearest $1.00), and the Trustee will, at the request of the Company, authenticate and deliver such PIK Securities in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of holders. Following an increase in the principal amount of the outstanding Global Securities as a result of a PIK Payment, the Global Securities will bear interest on such increased principal amount from and after the date of such PIK Payment. All Securities issued pursuant to a PIK Payment will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Securities issued on the Issue Date. Any certificated PIK Securities will be issued with the description PIK on the face of such PIK Securities.

(c) The Company will pay such PIK Interest quarterly on each Interest Payment Date, commencing [•], 2024. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [•], 2024. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate per annum borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Securities to the extent lawful.

[(d) Until this Regulations S Temporary Global Security is exchanged for one or more Regulation S Permanent Global Securities, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Security shall in all other respects be entitled to the same benefits as the other Securities under the Indenture.]18

2. Method of Payment

(a) Except as provided in this Paragraph 2, interest on the Securities shall be payable by increasing the principal amount of the then outstanding Securities by an amount equal to the amount of interest for the applicable interest period then due and owing or by issuing PIK Securities.

(b) Interest paid on the Securities through an increase in the principal amount of the outstanding Securities or through the issuance of PIK Securities is herein referred to as “PIK Interest” to the extent all interest due on an Interest Payment Date is so paid.

(c) Interest for the last interest period ending at the Maturity Date of the Securities shall be payable solely in cash. Notwithstanding anything herein to the contrary, the payment of accrued interest in connection with any redemption of Securities pursuant to Article III of the Indenture or in connection with any repurchase of Securities pursuant to Section 4.06 of the Indenture shall be made solely in cash.

18   To be included only in Regulation S Temporary Global Security.

5

(d) The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the [•] day (whether or not a Business Day) next preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, U.S. Bank Trust Company National Association, a banking association organized and existing under the laws of the United States of America (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the Securities under an Indenture dated as of [•], 2024 (the “Indenture”), among the Company, the Subsidiary Guarantors named therein, the Trustee and the Securities Collateral Agent. Terms defined in the Indenture and not defined in the Securities have the meanings ascribed thereto in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

The Securities are senior secured obligations of the Company and the Subsidiary Guarantors. The Company’s obligations under the Securities are Guaranteed, subject to certain limitations, by the Subsidiary Guarantors pursuant to Subsidiary Guarantees, subject to release of the Subsidiary Guarantees as provided in the Indenture or such Subsidiary Guarantee. This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $225,000,000. The Securities include the Original Securities and an unlimited aggregate principal amount of additional Securities that may be issued under the Indenture. The Original Securities and such additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company or such Subsidiary Guarantor.

5. Optional Redemption

The Company may choose to redeem the Securities at any time; provided, however, that if the ABL Facility remains outstanding, the Securities may only redeemed at such time as the Payment Conditions are satisfied. If it does so, it may redeem all or any portion of the Securities, at once or over time, after giving the required notice under the Indenture.

6

To redeem the Securities, the Company must pay a redemption price equal to 100% of the principal amount of the Securities to be redeemed and accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date). Any notice to Holders of such a redemption shall include the appropriate calculation of the Redemption Price, but need not include the Redemption Price itself. The actual redemption price must be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date and the Trustee shall have no responsibility for calculating such redemption price.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, Incurrence of Debt, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur, subject to the Applicable Procedures, at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the applicable notice of redemption. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

If an optional Redemption Date is on or after a record date and on or before an Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Security is registered at the close of business on that record date, and no additional interest will be payable to Holders whose Securities shall be subject to repurchase.

6. Sinking Fund

The Securities are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

Notice of redemption, whether in connection with an Equity Offering or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Company and the Subsidiary Guarantors from their obligations with respect to such redemption).

7

8. Prepayment Offer Upon Asset Sale and Repurchase of Securities at the Option of Holders upon Change of Control

When the aggregate amount of Net Available Cash exceeds of $[50.0] million following its application in accordance with Section 4.06(b) of the Indenture, to the extent permitted by the terms of any Senior Debt Documents or the Intercreditor Agreements, the Company will be required to make an offer to purchase (the “Asset Sales Prepayment Offer”) the Securities, which offer shall be in the amount of the Allocable Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Series A Securities for purchase in accordance with the Indenture, the Company will be required to make the Asset Sales Prepayment Offer with respect to the Series B Securities, which offer shall be in the amount of any remaining Allocable Proceeds on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth herein. For the avoidance of doubt, the Asset Sales Prepayment Offers with respect to Series A Securities and Series B Securities can be conducted concurrently provided that Series A Securities are repurchased in priority to Series B Securities and no Series B Securities are repurchased unless all Series A Securities have been repurchased. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentences and provided that all Holders have been given the opportunity to tender their Securities for purchase in accordance with the Indenture, the Company or such Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Net Available Cash will be reset to zero.

To the extent permitted by the terms of any Senior Debt Documents or the Intercreditor Agreements, upon a Change of Control, any Holder will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9. Guarantees; Security

The Indenture provides that, under certain circumstances, the Securities will be guaranteed pursuant to Subsidiary Guarantees. Subsidiary Guarantees may be released in various circumstances, including in certain circumstances without the consent of Holders.

The Indenture provides that, under certain circumstances, the Securities or Subsidiary Guarantees must be secured by Liens on certain Property of the Subsidiary Guarantors. Liens securing the Securities or Subsidiary Guarantees may be released in various circumstances, including in certain circumstances without the consent of Holders. The actions of the Trustee, the Securities Collateral Agent and the Holders and the application of proceeds from the enforcement of any remedies with respect to any Collateral are limited pursuant to the terms of the Securities Documents and the Intercreditor Agreements.

10. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1.00 and whole multiples in excess thereof of $1.00. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 10 days prior to a selection of Securities to be redeemed or 10 days before an Interest Payment Date.

8

11. Persons Deemed Owners

Subject to the provisions of the Indenture, the registered Holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

14. Amendment, Waiver, Deemed Consents, Releases

Subject to the terms of the Intercreditor Agreements and subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or, subject to any other consent required under the terms of the applicable Securities Collateral Documents, such Securities Collateral Documents, may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities.

Each holder of Securities, by its acceptance thereof, will be deemed to have consented and agreed to the appointment of U.S. Bank Trust Company National Association as the Securities Collateral Agent under the Securities Collateral Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Subsidiary Guarantors to secure any of the Securities Obligations, together with such powers and discretion as are reasonably incidental thereto.

Each holder of Securities, by its acceptance thereof, will be deemed to have consented and agreed to the terms of each Securities Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the Indenture, authorizes and directs the Securities Collateral Agent to enter into the Securities Collateral Documents to which it is a party, and authorizes and empowers the Securities Collateral Agent to bind the holders of Securities and other holders of Securities Obligations as set forth in the Securities Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Indenture or the Securities Collateral Documents.

The foregoing will not limit the right of the Company to amend, waive or otherwise modify any Securities Collateral Documents in accordance with its terms.

The consent of the Holders is not necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

15. Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

9

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture and solely to the extent permitted by the Intercreditor Agreements. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, including as set forth in the Intercreditor Agreements, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration.

16. Intercreditor Agreements

By accepting a Security, each Holder is authorizing the Trustee and the Securities Collateral Agent to enter into the Intercreditor Agreements on its behalf. Holders will be permitted to take enforcement action with respect to the Collateral only to the extent permitted under and in accordance with the Intercreditor Agreements. The Security and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in, and are otherwise subject to the terms and provisions of, the Intercreditor Agreements. In the event of any conflict between the terms and provisions of the Intercreditor Agreements and a Security, the terms and provisions of the Intercreditor Agreements shall govern and control. Each Holder (a) consents to the subordination of Liens provided for in the Intercreditor Agreements, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (c) authorizes and instructs the Securities Collateral Agent to enter into the Intercreditor Agreements as the applicable junior agent on behalf of such Holder.

17. Trustee Dealings with the Company

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

A director, officer, employee, incorporator or shareholder, as such, of the Company or any Subsidiary shall not have any liability for any obligations of the Company or any Subsidiary under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

19. Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations. All assignments shall be subject to the terms of the Intercreditor Agreements.

20. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

21. Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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22. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

23. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption or repurchase as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

11

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _____________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature
Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

Sign exactly as your name appears on the other side of this Security.

12

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) of the Indenture, check the box:

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount:

$ __________________*

Date:	Your Signature

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:_______________________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

*($1.00 or an integral multiple of $1.00 in excess thereof; provided that the unpurchased portion of a Security must be in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof)

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EXHIBIT A-2

[FORM OF FACE OF SECURITY]

[Insert Regulation S Temporary Global Security Legend]19

[Insert the Global Security Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the IAI Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

19   Include only for Regulation S Temporary Note.

1

[UNRESTRICTED][RULE 144A][REGULATION S][TEMPORARY REGULATION S][IAI]
GLOBAL SECURITY

No.:__________	[Up to]**$__________

15.000% Third-Priority Series B Senior Secured PIK Note

CUSIP No. [•]

ISIN No. [•]

[NEW RITE AID], a Delaware limited liability company, promises to pay to Cede & Co., or registered assigns, the principal sum [as set forth on the Schedule of Increases or Decreases annexed hereto] on the Maturity Date.

Interest Payment Dates: [•] and [•], commencing on [•], 2024.

Record Dates: [•] and [•].

Maturity Date: [•], 2031 (the “Initial Maturity Date”); provided that, if on the date that is 30 calendar days prior to the then stated maturity date of the Securities, the ABL Facility, as extended, renewed, replaced or refinanced, remains outstanding, then each Holder consents to the entry by the Trustee and the Company into a supplemental indenture to extend the Initial Maturity Date to the date that is 91 calendar days after the maturity date of the ABL Facility (the “Shifting Maturity Date”), with such supplemental indenture to provide that the Holders consent to the entry by the Trustee and the Company into an additional supplemental indenture to extend the Shifting Maturity Date to the date that is 91 calendar days after the maturity date of the ABL Facility, as extended, renewed, replaced or refinanced, if such facility remains outstanding on such Shifting Maturity Date.

* Insert for Definitive Securities.

Additional provisions of this Security are set forth on the other side of this Security.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

[NEW RITE AID],

By
Name:
Title:

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. Bank Trust Company, National Association

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

4

[FORM OF REVERSE SIDE OF SECURITY]

15.000% Third-Priority Series B Senior Secured PIK Notes due 2031

1. Interest

(a) [NEW RITE AID], a Delaware limited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above and in the manner specified in paragraph (b) below.

(b) PIK Interest (as defined herein) on the Securities will be payable (x) with respect to Securities represented by one or more Global Securities registered in the name of, or held by, The Depository Trust Company (the “Depositary”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Securities by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) and (y) with respect to Securities represented by Definitive Securities, by issuing PIK Securities in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the period (rounded up to the nearest $1.00), and the Trustee will, at the request of the Company, authenticate and deliver such PIK Securities in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of holders. Following an increase in the principal amount of the outstanding Global Securities as a result of a PIK Payment, the Global Securities will bear interest on such increased principal amount from and after the date of such PIK Payment. All Securities issued pursuant to a PIK Payment will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Securities issued on the Issue Date. Any certificated PIK Securities will be issued with the description PIK on the face of such PIK Securities.

(c) The Company will pay such PIK interest quarterly on each Interest Payment Date, commencing [•], 2024. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [•], 2024. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate per annum borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Securities to the extent lawful.

[(d) Until this Regulations S Temporary Global Security is exchanged for one or more Regulation S Permanent Global Securities, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Security shall in all other respects be entitled to the same benefits as the other Securities under the Indenture.]20

2. Method of Payment

(a) Except as provided in this Paragraph 2, interest on the Securities shall be payable by increasing the principal amount of the then outstanding Securities by an amount equal to the amount of interest for the applicable interest period then due and owing or by issuing PIK Securities.

(b) Interest paid on the Securities through an increase in the principal amount of the outstanding Securities or through the issuance of PIK Securities is herein referred to as “PIK Interest” to the extent all interest due on an Interest Payment Date is so paid.

(c) Interest for the last interest period ending at the Maturity Date of the Securities shall be payable solely in cash. Notwithstanding anything herein to the contrary, the payment of accrued interest in connection with any redemption of Securities pursuant to Article III of the Indenture or in connection with any repurchase of Securities pursuant to Section 4.06 of the Indenture shall be made solely in cash.

20   To be included only in Regulation S Temporary Global Security.

5

(d) The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the [•] day (whether or not a Business Day) next preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, U.S. Bank Trust Company National Association, a banking association organized and existing under the laws of the United States of America (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the Securities under an Indenture dated as of [•], 2024 (the “Indenture”), among the Company, the Subsidiary Guarantors named therein, the Trustee and the Securities Collateral Agent. Terms defined in the Indenture and not defined in the Securities have the meanings ascribed thereto in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

The Securities are senior secured obligations of the Company and the Subsidiary Guarantors. The Company’s obligations under the Securities are Guaranteed, subject to certain limitations, by the Subsidiary Guarantors pursuant to Subsidiary Guarantees, subject to release of the Subsidiary Guarantees as provided in the Indenture or such Subsidiary Guarantee. This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $125,000,000. The Securities include the Original Securities and an unlimited aggregate principal amount of additional Securities that may be issued under the Indenture. The Original Securities and such additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company or such Subsidiary Guarantor.

5. Optional Redemption

The Company may choose to redeem the Securities at any time; provided, however, that if the ABL Facility remains outstanding, the Securities may only redeemed at such time as the Payment Conditions are satisfied. If it does so, it may redeem all or any portion of the Securities, at once or over time, after giving the required notice under the Indenture. Notwithstanding anything herein to the contrary, the Company cannot elect to redeem Series B Securities pursuant to this paragraph until after all of Series A Securities have been redeemed in full (provided that the redemptions in full of Series A Securities and Series B Securities can take place concurrently).

6

To redeem the Securities, the Company must pay a redemption price equal to 100% of the principal amount of the Securities to be redeemed and accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date). Any notice to Holders of such a redemption shall include the appropriate calculation of the Redemption Price, but need not include the Redemption Price itself. The actual redemption price must be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date and the Trustee shall have no responsibility for calculating such redemption price.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, Incurrence of Debt, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur, subject to the Applicable Procedures, at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the applicable notice of redemption. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

If an optional Redemption Date is on or after a record date and on or before an Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Security is registered at the close of business on that record date, and no additional interest will be payable to Holders whose Securities shall be subject to repurchase.

6. Sinking Fund

The Securities are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

Notice of redemption, whether in connection with an Equity Offering or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Company and the Subsidiary Guarantors from their obligations with respect to such redemption).

7

8. Prepayment Offer Upon Asset Sale and Repurchase of Securities at the Option of Holders upon Change of Control

When the aggregate amount of Net Available Cash exceeds of $[50.0] million following its application in accordance with Section 4.06(b) of the Indenture, to the extent permitted by the terms of any Senior Debt Documents or the Intercreditor Agreements, the Company will be required to make an offer to purchase (the “Asset Sales Prepayment Offer”) the Securities, which offer shall be in the amount of the Allocable Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Series A Securities for purchase in accordance with this Indenture, the Company will be required to make the Asset Sales Prepayment Offer with respect to the Series B Securities, which offer shall be in the amount of any remaining Allocable Proceeds on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth herein. For the avoidance of doubt, the Asset Sales Prepayment Offers with respect to Series A Securities and Series B Securities can be conducted concurrently provided that Series A Securities are repurchased in priority to Series B Securities and no Series B Securities are repurchased unless all Series A Securities have been repurchased. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentences and provided that all Holders have been given the opportunity to tender their Securities for purchase in accordance with this Indenture, the Company or such Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Net Available Cash will be reset to zero.

To the extent permitted by the terms of any Senior Debt Documents or the Intercreditor Agreements, upon a Change of Control, any Holder will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9. Guarantees; Security

The Indenture provides that, under certain circumstances, the Securities will be guaranteed pursuant to Subsidiary Guarantees. Subsidiary Guarantees may be released in various circumstances, including in certain circumstances without the consent of Holders.

The Indenture provides that, under certain circumstances, the Securities or Subsidiary Guarantees must be secured by Liens on certain Property of the Subsidiary Guarantors. Liens securing the Securities or Subsidiary Guarantees may be released in various circumstances, including in certain circumstances without the consent of Holders. The actions of the Trustee, the Securities Collateral Agent and the Holders and the application of proceeds from the enforcement of any remedies with respect to any Collateral are limited pursuant to the terms of the Securities Documents and the Intercreditor Agreements.

10. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1.00 and whole multiples in excess thereof of $1.00. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 10 days prior to a selection of Securities to be redeemed or 10 days before an Interest Payment Date.

8

11. Persons Deemed Owners

Subject to the provisions of the Indenture, the registered Holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

14. Amendment, Waiver, Deemed Consents, Releases

Subject to the terms of the Intercreditor Agreements and subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or, subject to any other consent required under the terms of the applicable Securities Collateral Documents, such Securities Collateral Documents, may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities.

Each holder of Securities, by its acceptance thereof, will be deemed to have consented and agreed to the appointment of U.S. Bank Trust Company, National Association as the Securities Collateral Agent under the Securities Collateral Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Subsidiary Guarantors to secure any of the Securities Obligations, together with such powers and discretion as are reasonably incidental thereto.

Each holder of Securities, by its acceptance thereof, will be deemed to have consented and agreed to the terms of each Securities Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the Indenture, authorizes and directs the Securities Collateral Agent to enter into the Securities Collateral Documents to which it is a party, and authorizes and empowers the Securities Collateral Agent to bind the holders of Securities and other holders of Securities Obligations as set forth in the Securities Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Indenture or the Securities Collateral Documents.

The foregoing will not limit the right of the Company to amend, waive or otherwise modify any Securities Collateral Documents in accordance with its terms.

The consent of the Holders is not necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

9

15. Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture and solely to the extent permitted by the Intercreditor Agreements. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, including as set forth in the Intercreditor Agreements, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration.

16. Intercreditor Agreements

By accepting a Security, each Holder is authorizing the Trustee and the Securities Collateral Agent to enter into the Intercreditor Agreements on its behalf. Holders will be permitted to take enforcement action with respect to the Collateral only to the extent permitted under and in accordance with the Intercreditor Agreements. The Security and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in, and are otherwise subject to the terms and provisions of, the Intercreditor Agreements. In the event of any conflict between the terms and provisions of the Intercreditor Agreements and a Security, the terms and provisions of the Intercreditor Agreements shall govern and control. Each Holder (a) consents to the subordination of Liens provided for in the Intercreditor Agreements, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (c) authorizes and instructs the Securities Collateral Agent to enter into the Intercreditor Agreements as the applicable junior agent on behalf of such Holder.

17. Trustee Dealings with the Company

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

A director, officer, employee, incorporator or shareholder, as such, of the Company or any Subsidiary shall not have any liability for any obligations of the Company or any Subsidiary under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

19. Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations. All assignments shall be subject to the terms of the Intercreditor Agreements.

10

20. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

21. Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

23. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption or repurchase as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

11

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _____________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature
Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

Sign exactly as your name appears on the other side of this Security.

12

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) of the Indenture, check the box:

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount:

$ __________________*

Date:	Your Signature

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:_______________________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

*($1.00 or an integral multiple of $1.00 in excess thereof; provided that the unpurchased portion of a Security must be in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof)

14

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[New Rite Aid]
[__]

[TRUSTEE]

Re: 15.000% Third-Priority Series A Senior Secured PIK Notes due 2031;
15.000% Third-Priority Series B Senior Secured PIK Notes due 2031

Reference is hereby made to the Indenture, dated as of [__], 2024 (the “Indenture”), among [New Rite Aid], the Guarantors named therein, the Trustee and the Securities Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________ (the “Transferor”) owns and proposes to transfer the Securit[y][ies] or interest in such Securit[y][ies] specified in Annex A hereto, in the principal amount of $__________ in such Securit[y][ies] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.            ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.            ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL SECURITY, THE REGULATION S PERMANENT GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Security, the Regulation S Permanent Global Security and/or the Restricted Definitive Security Indenture and the Securities Act.

3.            ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)            such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)            ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

(c)            ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)            ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B-1 to the Indenture and (2) if such Transfer is in respect of a principal amount of Securities at the time of Transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Securities and in the Indenture and the Securities Act.

4.            ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY.

(a)            ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Company under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b)            ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c)            ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

5.            ☐ CHECK IF TRANSFEROR IS AN AFFILIATE OF THE COMPANY.

6.            ☐ CHECK IF TRANSFEREE IS AN AFFILIATE OF THE COMPANY.

The Securities and the rights and obligations evidenced thereby are subordinate in the manner and to the extent set forth in, and are otherwise subject to the terms and provisions of, the Intercreditor Agreements. In the event of any conflict between the terms and provisions of the Intercreditor Agreements and a Security, the terms and provisions of the applicable Intercreditor Agreements shall govern and control.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Security (CUSIP [ ]), or

(ii)	☐ Regulation S Global Security (CUSIP [ ]), or

(b)	☐ a Restricted Definitive Security.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Security (CUSIP [ ]), or

(ii)	☐ Regulation S Global Security (CUSIP [ ]), or

(iii)	☐ Unrestricted Global Security (CUSIP [ ]), or

(b)	☐ a Restricted Definitive Security; or

(c)	☐ an Unrestricted Definitive Security, in accordance with the terms of the Indenture.

EXHIBIT B-1

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[New Rite Aid]
[__]

U.S. Bank Trust Company, National Association

Re: 15.000% Third-Priority Series A Senior Secured PIK Notes due 2031;
                 15.000% Third-Priority Series B Senior Secured PIK Notes due 2031

Reference is hereby made to the Indenture, dated as of [__], 2024 (the “Indenture”), among [New Rite Aid], the Guarantors named therein, the Trustee and the Securities Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $__________ aggregate principal amount of Definitive Security, we confirm that:

1.            We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.            We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Securities at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to an effective registration statement under the Securities Act, (F) in accordance with Rule 144 under the Securities Act or (G) in accordance with another exemption from the registration requirements of the Securities Act, and we further agree to provide to any Person purchasing the Definitive Security from us in a transaction meeting the requirements of clauses (A) through (G) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.            We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

4.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.            We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

B-1-1

6.            We understand that the Securities and the rights and obligations evidenced thereby are subordinate in the manner and to the extent set forth in, and are otherwise subject to the terms and provisions of, the Intercreditor Agreements. In the event of any conflict between the terms and provisions of the Intercreditor Agreements and a Security, the terms and provisions of the applicable Intercreditor Agreements shall govern and control.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:
Dated:

B-1-2

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[New Rite Aid]
[__]

U.S. Bank Trust Company, National Association

Re: 15.000% Third-Priority Series A Senior Secured PIK Notes due 2031;
                15.000% Third-Priority Series B Senior Secured PIK Notes due 2031

Reference is hereby made to the Indenture, dated as of [__], 2024 (the “Indenture”), among [New Rite Aid], the Guarantors named therein, the Trustee and the Securities Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________ (the “Owner”) owns and proposes to exchange the Securit[y][ies] or interest in such Securit[y][ies] specified herein, in the principal amount of $__________ in such Securit[y][ies] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1)            EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY

a)            ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

b)            ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

c)            ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

B-1-3

d)            ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

2)            EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES

a)            ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

b)            ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] [ ] 144A Global Security [ ] Regulation S Global Security, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

3)            ☐ CHECK IF OWNER IS AN AFFILIATE OF THE COMPANY.

4)            ☐ CHECK IF OWNER IS EXCHANGING THIS SECURITY IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE COMPANY.

The Securities and the rights and obligations evidenced thereby are subordinate in the manner and to the extent set forth in, and are otherwise subject to the terms and provisions of, the Intercreditor Agreement. In the event of any conflict between the terms and provisions of the Intercreditor Agreements and a Security, the terms and provisions of the Intercreditor Agreements shall govern and control.

B-1-4

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated ____________________.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

B-1-5

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of , among [GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of [NEW RITE AID] (or its successor), a Delaware limited liability company (the “Company”), the Company on behalf of itself and the Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) under the indenture referred to below, and U.S. Bank Trust Company, National Association, a national banking association, as trustee (in such capacity, “Trustee”) and as Securities Collateral agent (in such capacity, “Securities Collateral Agent”) under the indenture referred to below.

W I T N E S S E T H :

WHEREAS the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of [•], 2024, providing for the issuance of an unlimited aggregate principal amount of 15.000% Third-Priority Series A Senior Secured PIK Notes due 2031 and 15.000% Third-Priority Series B Senior Secured PIK Notes due 2031 (collectively, the “Securities”);

WHEREAS Section 4.08 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally, on a senior secured basis, with all other Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Intercreditor Agreement. This Supplemental Indenture and the rights and obligations evidenced thereby are subordinate in the manner and to the extent set forth in, and are otherwise subject to the terms and provisions of, the Intercreditor Agreements. In the event of any conflict between the terms and provisions of the Intercreditor Agreements and this Supplemental Indenture, the terms and provisions of the applicable Intercreditor Agreements shall govern and control.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be responsible for the recitals contained herein, all which recitals are made solely by the other parties hereto.

1

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR],

by

Name:
Title:

[NEW RITE AID],
on behalf of itself and the
existing subsidiary guarantors, by

Name:
Title:

U.S. Bank Trust Company, National Association,
as trustee, by

Name:
Title:

U.S. Bank Trust Company, National Association,
as Securities Collateral agent, by

Name:
Title:

2

Annex I

Subordination Terms

See attached.

1